EXHIBIT 4.1
SENIOR NOTES INDENTURE
Dated as of December 7, 2021
Among
UGI INTERNATIONAL, LLC
THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
ELAVON FINANCIAL SERVICES DAC
as Registrar and Transfer Agent
and
ELAVON FINANCIAL SERVICES DAC, UK BRANCH
as Paying Agent
2.50% SENIOR NOTES DUE 2029

TABLE OF CONTENTS
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Appendix A    Provisions Relating to Initial Notes and Additional Notes
Exhibit A    Form of Note
Exhibit B    Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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INDENTURE, dated as of December 7, 2021, among UGI International, LLC, a Pennsylvania limited liability company (the “Issuer”), the Guarantors listed on the signature pages hereto, U.S. Bank National Association, as trustee (the “Trustee”), Elavon Financial Services DAC, as initial Registrar (as defined herein) and initial Transfer Agent (as defined herein) and Elavon Financial Services DAC, UK Branch, as initial Paying Agent (as defined herein).
W I T N E S S E T H
WHEREAS, the Issuer has duly authorized the creation and issue of €400,000,000 aggregate principal amount of 2.50% Senior Notes due 2029 (the “Initial Notes”); and
WHEREAS, the Guarantors have duly authorized the execution and delivery of this Indenture.
NOW, THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
Article 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01Definitions.
“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01 and Section 4.09.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent” means any Registrar, Paying Agent or Custodian.
“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:
(1)    1.0% of the Called Principal of the Note; and
(2)    the excess, if any, of:
(a) the present value as of such date of redemption of (i) the redemption price of such Note on December 1, 2024, (such redemption price being set forth in Section 3.07(d)) plus (ii) all required interest payments due on such Note through December 1, 2024 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Bund Rate as of such date of redemption plus 50 basis points; over
(b) the Called Principal of the Note,
as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer will designate; provided that such calculation will not be the duty or obligation of the Trustee.
“Asset Sale” means any of the following:
(1)    the sale, lease, conveyance or other disposition (including by merger, allocation of assets, division, consolidation or amalgamation) of any assets or rights; and

(2)    (i) the issuance of Equity Interests by any of the Issuer’s Restricted Subsidiaries (but for greater certainty excluding any issuance of Equity Interests by the Issuer) or (ii) the sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares or shares required to be owned by other Persons pursuant to applicable law).
Notwithstanding the preceding, the following items will be deemed not to be an Asset Sale:
(1)    any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $40.0 million;
(2)    a sale, lease, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries;
(3)    an issuance or sale of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;
(4)    any disposition of worn-out, obsolete, retired or otherwise unsuitable or excess assets or equipment or facilities or of assets or equipment no longer used or useful (including intellectual property), in each case, in the ordinary course of business;
(5)    the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business (including transfers of assets, revenues or liabilities between or among the Issuer and its Restricted Subsidiaries in the ordinary course of business for the Fair Market Value thereof);
(6)    the sale or other disposition of cash or Cash Equivalents in the ordinary course of business;
(7)    any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, pursuant to Article 5;
(8)    any Restricted Payment that is permitted by Section 4.08 and any Permitted Investment (but excluding, for certainty, any sale or other disposition of a Permitted Investment unless such sale or other disposition would constitute a Permitted Investment or a Restricted Payment permitted by Section 4.08);
(9)    the creation or perfection of a Lien in accordance with this Indenture (but not the sale or other disposition of any asset subject to such Lien);
(10)    the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(11)    dispositions of receivables owing to the Issuer or any of its Restricted Subsidiaries in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings of the account debtor and exclusive of factoring or similar arrangements;
(12)    (i) the licensing or sublicensing of intellectual property or other general intangibles, (ii) the lease, assignment or sub-lease, license or sublicense of any real or personal property in the ordinary course of business or consistent with industry practice and (iii) the exercise of termination rights with respect to any lease, sub-lease, license or sublicense or other agreement;
(13)    any sale of assets received by the Issuer or any of its Restricted Subsidiaries upon foreclosure of a Lien;

(14)    any sale, issuance or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(15)    a sale, transfer or other disposition of assets by the Issuer or any of its Restricted Subsidiaries in connection with a corporate reorganization that is carried out as a step transaction if:
(a)    the step transaction is completed within five Business Days; and
(b)    at the completion of the step transaction, such assets are owned by the Issuer or any of its Restricted Subsidiaries;
(16)    sales, conveyances, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/call arrangements between the joint venture parties set forth in joint venture arrangements or similar binding arrangements;
(17)    improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;
(18)    to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;
(19)    the sale, transfer, termination or other disposition of Hedging Obligations;
(20)    the lapse, abandonment or other disposition of intellectual property rights in the ordinary course of business or consistent with industry practice, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole;
(21)    dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased and (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;
(22)    dispositions of property in connection with any Sale/Leaseback Transaction in the ordinary course of business; and
(23)    any sale of receivables and customary related assets effected under a Securitization Program.
“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including during any period for which such lease has been extended), calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
“Bankruptcy Custodian” means any receiver, receiver-manager, trustee, assignee, liquidator, sequestrator, monitor or similar official under any Bankruptcy Law.
“Bankruptcy Law” means Title 11 of the United States Code (entitled “Bankruptcy”), as in effect on the Issue Date and as in effect thereafter, any successors to such statutes, any other applicable insolvency, winding-up, dissolution, restructuring, reorganization, liquidation, or other similar law of any jurisdiction, and any law of any jurisdiction (including any corporate law relating to arrangements, reorganizations, or restructurings) permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Beneficial Holders” means any Person who holds a beneficial ownership interest in Notes issued in the form of one or more global notes, as shown on the books of the Depository or a participant of the Depository.
“beneficial ownership” has the meaning assigned to such term in Rule 13d3 and Rule 13d5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Bund Rate” means, with respect to any relevant date, the rate per annum equal to the equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date, where:
(1)    “Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to December 1, 2024 and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of Euro denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to December 1, 2024, provided, however, that, if the period from such redemption date to December 1, 2024 is less than one year, a fixed maturity of one year shall be used.
(2)    “Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;
(3)    “Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer in good faith; and
(4)    “Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Issuer of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany time on the third Business Day preceding the relevant date.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York, London, England, the place of payment or, if at any time the Notes shall be listed on the Exchange, Jersey, are authorized or required by law to remain closed.
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to an optional redemption.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a statement of financial position prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect prior to January 1, 2019 shall be deemed not to be a capital lease or a financing lease.
“Capital Stock” means:
(1)    in the case of a corporation, share capital or capital stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1)    United States dollars;
(2)    (a) Euros, Sterling or any national currency of any Participating Member State; or (b) in the case of any Foreign Subsidiary or any jurisdiction in which the Issuer or its Restricted Subsidiaries conducts business, such local currencies held by it from time to time in the ordinary course of business or consistent with industry practice;
(3)    readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;
(4)    certificates of deposit, time deposits and eurodollar time deposits with maturities of three years or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding 24 months and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500.0 million, in the case of U.S. banks, and $100.0 million (or the United States dollar equivalent as of the date of determination), in the case of non-U.S. banks;
(5)    repurchase obligations for underlying securities of the types described in clauses (3) and (4) above or clauses (7) and (8) below entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;
(6)    commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Issuer) and, in each case, maturing within 24 months after the date of acquisition thereof;
(7)    marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Issuer);
(8)    securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Issuer) with maturities of not more than 24 months from the date of acquisition thereof;
(9)    readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case, having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Issuer) with maturities of 24 months or less from the date of acquisition thereof;
(10)    Indebtedness or preferred stock issued by Persons (other than Parent or any of its Affiliates) with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Issuer) with maturities of 24 months or less from the date of acquisition thereof;
(11)    Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P is rating such obligations, an equivalent rating from another Rating Agency selected by the Issuer); and
(12)    investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (11) above.
In the case of Investments by any Foreign Subsidiary or Investments made in a country outside the United States, Cash Equivalents will also include (i) Investments of the type and maturity described in clauses (1) through (12) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the Investments described in clause (i) of this paragraph.
Notwithstanding the foregoing, Cash Equivalents will include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts, except amounts used to pay non-dollar denominated obligations of the Issuer or any Restricted Subsidiary in the ordinary course of business, are converted into any currency listed in clause (1) or (2) above as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.
“Cash Management Obligations” means obligations in respect of cash management services consisting of automated clearing house transactions, controlled disbursement services, treasury, depository, overdraft and electronic funds transfer services, foreign exchange facilities, currency exchange transactions or agreements and options with respect thereto, credit card processing services, credit or debit cards, purchase cards and any indemnity given in connection with any of the foregoing.
“Change of Control” means the occurrence of any of the following:
(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, plan of arrangement, amalgamation, division or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder;
(2)    the adoption of a plan relating to the liquidation or dissolution of the Issuer (except, in each case, in a transaction that complies with Article 5); or
(3)    the consummation of any transaction (including, without limitation, any merger, plan of arrangement, amalgamation, division or consolidation), the result of which is that any “person” (other than a Permitted Holder) or “group” of related persons (other than Permitted Holders) (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Stock of the Issuer measured by voting power rather than number of shares, unless the Permitted Holders have, at such time, directly or indirectly, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors of the Issuer.
Notwithstanding the foregoing, a transaction shall not be deemed to involve a “Change of Control” solely as a result of the Issuer becoming a direct or indirect wholly-owned Subsidiary of a holding company if immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company measured by voting power rather than number of shares. For the purposes of this definition, (i) no “Change of Control” shall be deemed to have occurred solely as a result of a transfer of assets, or the consummation of any transaction (including, without limitation, any merger, plan of arrangement, amalgamation, division or consolidation), among the Issuer and its Restricted Subsidiaries; (ii) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement; and (iii) to the extent that one or more regulatory approvals are required for any of the transactions or circumstances described in clauses (1), (2) or (3) above to become effective under applicable law and such approvals have not been received before such transactions or circumstances have been consummated, such transactions or circumstances shall be deemed to have occurred at the time such approvals have been obtained and become effective under applicable law.
“Change of Control Triggering Event” means, with respect to the Notes, the occurrence of (1) a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period for such Change of Control by any Designated Rating Organization rating the Notes as of the beginning of the Ratings Decline Period and (2) the rating of the Notes on any day during such Ratings Decline Period is below the rating by such Designated Rating Organization in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to the first public announcement thereof). Notwithstanding anything to the contrary, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commodity Hedging Contracts” means any transaction, arrangement or agreement entered into between a Person and a counterparty on a case by case basis, including any futures contract, a commodity option, a swap, a forward sale or otherwise, the purpose of which is to mitigate, manage or eliminate its exposure to fluctuations in commodity prices, transportation or basis costs or differentials or other similar financial factors including contracts settled by physical delivery of the commodity not settled within 60 days of the date of any such contract.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus the sum of (without duplication):

(1)    Consolidated Interest Expense, to the extent that Consolidated Interest Expense was deducted in determining Consolidated Net Income and was not added back thereto pursuant to the definition thereof; plus
(2)    provision for income taxes, to the extent that such provision for income taxes was deducted in computing such Consolidated Net Income and was not added back thereto pursuant to the definition thereof; plus
(3)    depreciation and amortization of property, plant and equipment, intangible assets, and other non-cash items, in each case to the extent deducted in computing such Consolidated Net Income and not added back thereto pursuant to the definition thereof; plus
(4)    the net amount of losses deducted in determining Consolidated Net Income (and not added back thereto pursuant to the definition thereof) resulting from the disposition of assets (excluding inventory), provided, however, if there is a net gain resulting from the disposition of assets (excluding inventory) which increases Consolidated Net Income for such period (and which is not deducted therefrom pursuant to the definition thereof), such amount shall be deducted from Consolidated EBITDA; plus
(5)    the amount of loss or discount on sale of receivables, securitization assets and related assets to any Subsidiary in connection with Securitization Programs; plus
(6)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any prior period to the extent noncash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clauses (11) or (12) below for any previous period and not added back; plus
(7)    any costs or expenses incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock); plus
(8)    any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic No. 715—Compensation—Retirement Benefits, and any other items of a similar nature; plus
(9)    the amount of cost savings, operating expense reductions, synergies and other events, in each case to any acquisition, Investment or Asset Sale, projected by the Issuer in good faith to be reasonably expected to be realized within 24 months of the date thereof (which will be added to EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, synergies and other events had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that all steps have been taken or are reasonably expected to be taken for realizing such cost savings, operating expense reductions, synergies and other events, and such cost savings, operating expense reductions, synergies and other events are reasonably identifiable and factually supportable (in the good faith determination of senior management of the Issuer); provided further that the aggregate amount added back in reliance on this clause (9) for any period shall not exceed 25.0% of Consolidated EBITDA for such period (calculated before giving effect to any add-backs pursuant to this clause (9)); plus
(10)    any loss from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of); minus

(11)    non-cash items increasing Consolidated Net Income for such period and not deducted therefrom pursuant to the definition thereof; minus
(12)    any income from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of);
in each case, on a consolidated basis determined in accordance with GAAP.
“Consolidated Interest Expense” means, for any period, the total interest expense of the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP (excluding any accretion or accrual of discounted liabilities not constituting Indebtedness), plus, to the extent not included in such total interest expense, and to the extent incurred by the Issuer and its Restricted Subsidiaries (determined on a consolidated basis in accordance with GAAP), without duplication:
(1)    the amortization of debt discount and debt issuance costs; plus
(2)    the amortization of all fees (including, without limitation, fees with respect to Hedging Obligations) payable in connection with the incurrence of Indebtedness; plus
(3)    interest payable on Capital Lease Obligations and Attributable Debt; plus
(4)    payments in the nature of interest pursuant to Hedging Obligations; plus
(5)    interest accruing on any Indebtedness of any other Person, to the extent such Indebtedness is guaranteed by, or secured by a Lien on any asset of, the Issuer or any of its Restricted Subsidiaries; minus
(6)    the total interest income of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that the following (without duplication, and in each case to the extent that they are included in such net income (or loss)) will be excluded in computing Consolidated Net Income:
(1)    any impairment charges (including, for certainty, impairment charges attributable to tangible and intangible assets) or restructuring charges or write-offs (other than write-offs of inventory and accounts receivables in the ordinary course of business), in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;
(2)    the cumulative effect of a change in accounting principles;
(3)    any non-cash expense realized or resulting from stock option plans, employee benefit plans or postemployment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights;
(4)    any non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations, including, for certainty, the mark-to-market adjustments for Hedging Obligations;
(5)    any extraordinary or non-recurring gains or losses, together with any related provision for taxes on such extraordinary or non-recurring gains or losses;
(6)    any net earnings (losses) from discontinued operations;
(7)    any net earnings (losses) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except to the extent (i) of dividends and other equity distributions received in cash or Cash Equivalents by the Issuer or a Restricted Subsidiary or (ii) losses funded with cash or Cash Equivalents from the Issuer or a Restricted Subsidiary;
(8)    solely for the purpose of determining the amount available for Restricted Payments under Section 4.08(a)(C)(i), any net earnings (but not any loss) of any Restricted Subsidiary, to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of those net earnings is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders; and
(9)    solely for the purpose of determining the amount available for Restricted Payments under Section 4.08(a)(C)(i), any amounts contributed to the capital of the Issuer in connection with the allocation of indirect corporate expenses billed to a parent company.
“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP; provided that Consolidated Total Debt will not include amounts in connection with undrawn amounts under revolving credit facilities and Indebtedness in respect of any (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within five (5) Business Days and (2) Hedging Obligations. The U.S. dollar equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar-equivalent principal amount of such Indebtedness.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(1)to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(2)to advance or supply funds
(a)for the purchase or payment of any such primary obligation, or
(b)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
(3)to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Holders and the Issuer.
“Credit Facilities” means the credit facilities, under the Multicurrency Facilities Agreement, dated October 18, 2018, among the Issuer, as borrower, the guarantors party thereto from time to time, Natixis, société anonyme, as mandated lead arranger, agent and coordinator, and the lenders party thereto from time to time, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
“Currency Agreement” means any financial arrangement entered into between a Person and a counterparty on a case by case basis in connection with a foreign exchange futures contract,

currency swap agreement, currency option or currency exchange or other similar currency related transactions, the purpose of which is to mitigate or eliminate its exposure to fluctuations in exchange rates and currency values.
“Custodian” means the custodian for the Depository, or any successor Person thereof, with respect to any Global Note, and shall initially be the Trustee.
“Debt Facilities” means one or more credit or debt facilities, including the Credit Facilities, commercial paper facilities or Debt Issuances, in each case with banks, investment banks, insurance companies, mutual or other institutional lenders or investors providing for, among other things, revolving credit loans, term loans, Securitization Programs (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or letter of credit guarantees or Debt Issuances, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
“Debt Issuances” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.
“Depository” means, with respect to Notes issuable or issued in whole or in part in global form, a common depositary for the accounts of Euroclear and Clearstream, being initially Elavon Financial Services DAC, until a successor Depository, if any, shall have become such pursuant to this Indenture, and thereafter “Depository” shall mean or include each Person who is then a Depository hereunder.
“Designated Non-cash Consideration” means the Fair Market Value of non-cash and non-Cash Equivalents consideration as described in clause (2) of the first paragraph of Section 4.17, received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repayment of, or with respect to, such Designated Non-cash Consideration.
“Designated Preferred Stock” means preferred stock of the Issuer or any Restricted Subsidiary thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate on or promptly after the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.08(a)(C).
“Designated Rating Organization” means each of Fitch and Moody’s or if Fitch or Moody’s shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency selected by the Issuer (as certified in an Officer’s Certificate delivered to the Trustee) which shall be substituted for Fitch or Moody’s, as the case may be.
“Disqualified Stock” means, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, prior to the date which is 91 days prior to the Stated Maturity of the principal of the Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the provisions applicable to such Capital Stock (i) are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.16 and Section 4.17 and such Capital Stock specifically provides that the issuer thereof will not repurchase or redeem any of such Capital Stock pursuant to such provisions prior to the Issuer’s repurchase of such of the Notes as are required to be repurchased pursuant to Section 4.16 and Section 4.17 and (ii) provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption is permitted by Section 4.08.
“Domestic Subsidiary” means any direct or indirect Restricted Subsidiary of the Issuer that is organized under the laws of the United States, any state thereof or the District of Columbia.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means any public or private issuance or sale of Equity Interests (other than Disqualified Stock) of the Issuer or any parent company of the Issuer (including Parent) (but only to the extent that the Net Cash Proceeds from such issuance or sale are contributed to the Issuer)other than:
(1)    offerings with respect to the Issuer’s (or such parent’s) common stock registered on Form S-4 or Form S-8; and
(2)    issuances to any Subsidiary of the Issuer or of such parent, as applicable.
“European Union” means the European Union, including, among others, the countries of Austria, Belgium, Denmark, France, Finland, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, and Sweden, but not including any country which becomes a member of the European Union after the Issue Date.
“Euros” or “€” means the currency introduced at the start of the third stage of the Economic and Monetary Union pursuant to the “Treaty establishing the European Community,” as amended by the “Treaty on European Union.”
“Exchange” means The International Stock Exchange.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Existing Indebtedness” means Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness under the Credit Facilities incurred under Section 4.09(b)(1) and Indebtedness represented by the Notes and the Note Guarantees issued on the Issue Date).
“Fair Market Value” means the value that would be paid by a willing buyer to a willing seller that is not an Affiliate of the willing buyer in a transaction not involving distress or necessity of either party, provided that, in the case of an Asset Sale where such value exceeds $50.0 million, such determination shall be made in good faith by the Chief Executive Officer or Chief Financial Officer of the Issuer.
“Financial Officer” means, with respect to a Person, the chief financial officer, chief accounting officer, treasurer, controller or other senior financial or accounting officer of such Person.
“Fitch” means Fitch Ratings Inc., a subsidiary of Hearst Corporation, and its successors.
“Fixed Charge Coverage Ratio” means, for any period, the ratio of Consolidated EBITDA to Fixed Charges for the Issuer and its Restricted Subsidiaries for such period.

For purposes of calculating the Fixed Charge Coverage Ratio:
(1)    in the event that the Issuer or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period;
(2)    acquisitions that have been made by the Issuer or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Issuer or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;
(3)    the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(4)    the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
(5)    any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
(6)    any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
(7)    if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the weighted average interest rate during such period had been the rate of interest in effect on the Calculation Date and had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months or ends on the maturity date of such Indebtedness).
“Fixed Charges” means, for any period, the sum, without duplication, of:
(1)    Consolidated Interest Expense for such period; plus
(2)    the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of the Issuer or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, provincial, state and local statutory tax rate of the Issuer, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.
“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Issuer that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time; provided that the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of “Capital Lease Obligation.” At any time after the Issue Date, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP will thereafter be construed to mean IFRS, as in effect from time to time; provided that (1) any such election once made shall be irrevocable, (2) any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS will remain as previously calculated or determined in accordance with GAAP and (3) the Issuer shall only make such an election if it also reports any subsequent financial reports required to be made pursuant to the covenant described under Section 4.06 in accordance with IFRS. The Issuer will give written notice of any such election made in accordance with this definition to the Trustee and holders of the Notes within 5 Business Days of such election.
“Government Securities” means securities that are (i) a direct obligation of any country that is a member of the European Union, for the payment of which the full faith and credit of such country is pledged or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantor” means any Restricted Subsidiary of the Issuer which provides a Note Guarantee pursuant to or in accordance with this Indenture and its successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Hedging Obligations” means, with respect to any specified Person, all obligations of such Person under all Currency Agreements, all Interest Rate Agreements and all Commodity Hedging Contracts, with the amount of such obligations being equal to the net amount payable if such obligations were terminated at that time due to default by such Person (after giving effect to any contractually permitted set-off).
“Holder” means a Person in whose name a Note is registered.
“Indebtedness” means, with respect to any specified Person, whether or not contingent:
(1)    all indebtedness of such Person in respect of borrowed money;
(2)    all obligations of such Person evidenced by bonds, notes, debentures or similar instruments or letters of credit, letters of guarantee or tender checks (or reimbursement agreements in respect thereof);
(3)    all obligations of such Person in respect of banker’s acceptances;
(4)    all Capital Lease Obligations and Purchase Money Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;
(5)    all obligations of such Person representing the balance deferred and unpaid of the purchase price of any property that would be included on a balance sheet as a liability in accordance with GAAP, except any such balance that (i) constitutes an accrued expense or trade payable or (ii) is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;
(6)    all net obligations of such Person under Hedging Obligations;
(7)    all conditional sale obligations of such Person and all obligations of such Person under title retention agreements relating to property purchased by such Person to the extent of the value of such property, but excluding (i) a title retention agreement to the extent it constitutes an operating lease under GAAP and (ii) customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business;
(8)    all obligations of such Person under an agreement or arrangement that in substance provides financing pursuant to the factoring of accounts receivable or a Securitization Program;
(9)    all preferred stock issued by such Person, if such Person is a Restricted Subsidiary of the Issuer and is not a Guarantor; and
(10)    all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, a guarantee by the specified Person of any Indebtedness of any other Person. The amount of any Indebtedness issued at a price that is less than the principal amount thereof shall be the accreted value of the Indebtedness.
The amount of any Indebtedness of another Person secured by a Lien on the assets of the specified Person shall be the lesser of:
(a)    the Fair Market Value of such assets at the date of determination; and
(b)    the amount of such Indebtedness of such other Person.
For the avoidance of doubt, “Indebtedness” of any Person shall not include:
(1)    trade payables and accrued liabilities incurred in the ordinary course of business and payable in accordance with customary practice;
(2)    deferred tax obligations;
(3)    minority interests;
(4)    uncapitalized interest;
(5)    non-interest bearing instalment obligations and accrued liabilities incurred in the ordinary course of business;
(6)    in connection with a purchase by the Issuer or any Restricted Subsidiary of any business or assets, any post-closing payment adjustment to which the seller may become entitled to the extent such adjustment is determined by a final closing balance sheet or such adjustment depends on the performance of such business or assets after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 45 days thereafter; and
(7)    pension fund obligations or rehabilitation obligations that are classified as “indebtedness” under GAAP but that would not otherwise constitute Indebtedness under clauses (1) through (10) in the first paragraph of this definition; and

(8)    Contingent Obligations incurred in the ordinary course of business.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Initial Notes” has the meaning set forth in the recitals hereto.
“Interest Payment Date” means June 1 and December 1 of each year that the Notes are outstanding, commencing (except in respect of any Additional Notes) on June 1, 2022.
“Interest Rate Agreement” means any financial arrangement entered into between a Person and a counterparty on a case by case basis in connection with interest rate swap transactions, interest rate options, cap transactions, floor transactions, collar transactions and other similar interest rate protection related transactions, the purpose of which is to mitigate or eliminate its exposure to fluctuations in interest rates.
“Investment Grade” means a rating equal to or higher than “BBB-” (or the equivalent) in the case of Fitch and “Baa3” (or the equivalent) in the case of Moody’s (or, in each case, if such Designated Rating Organization ceases to rate the Notes, any equivalent investment grade rating by any other Designated Rating Organization).
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of (i) direct or indirect loans (including Guarantees of loans), (ii) advances or capital contributions (excluding credit card and debit card receivables, advances to customers, commission, travel and similar advances to employees, directors, officers, members of management, consultants and independent contractors, in each case made in the ordinary course of business or consistent with industry practice), (iii) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, (iv) any Guarantee of Indebtedness of another Person, and (v) all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investments” with respect to any Person shall exclude extensions of trade credit in the ordinary course of business on commercially reasonable terms in accordance with the normal trade practices of such Person.
If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Person making such sale or other disposition will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Restricted Subsidiary that were not sold or disposed of. The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third person. If any Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with Section 4.14, the Issuer will be deemed to have made an Investment in such Subsidiary on the date of such designation equal to the Fair Market Value of such Person. In each of the foregoing cases, the amount of the Investment will be determined as provided in the final paragraph of Section 4.08. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Issue Date” means December 7, 2021.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in but excluding a lease or rental agreement that is not classified as a capital lease in accordance with GAAP, and excluding transfers of accounts and consignments.
“Moody’s” means Moody’s Investors Service, Inc. and/or its licensors and affiliates or any successor to the rating agency business thereof.

“Net Cash Proceeds” means, with respect to any issuance or sale of Equity Interests, the cash proceeds of such issuance or sale net of legal fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.
“Net Proceeds” means, with respect to any Asset Sale, the proceeds therefrom in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, or stock or other assets when disposed of for cash or Cash Equivalents, received by the Issuer or any of the Restricted Subsidiaries from such Asset Sale, net of:
(1)    all legal, title, engineering and environmental fees and expenses (including fees and expenses of legal counsel, advisors, accountants, consultants and investment banks, sales commissions and relocation expenses) related to such Asset Sale;
(2)    provisions for all cash taxes payable or required to be accrued in accordance with GAAP as a result of such Asset Sale;
(3)    payments made to retire Indebtedness where payment of such Indebtedness is secured by a Lien on the assets or properties that are the subject of such Asset Sale;
(4)    amounts required to be paid to any Person owning a beneficial interest in the assets or properties that are subject to the Asset Sale; and
(5)    appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;
provided that cash and/or Cash Equivalents in which the Issuer or a Restricted Subsidiary does not have an individual beneficial ownership shall not be deemed to be received by the Issuer or a Restricted Subsidiary until such time as such cash and/or Cash Equivalents are free from any restrictions under agreements with the other beneficial owners of such cash and/or Cash Equivalents which prevent the Issuer or a Restricted Subsidiary from applying such cash and/or Cash Equivalents to any use permitted by Section 4.17 or to purchase Notes.
“Non-Recourse Debt” means Indebtedness:
(1)    as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and
(2)    no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such Indebtedness to be accelerated or payable prior to its Stated Maturity.
“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, contained in this Indenture or in any supplemental indenture thereto.
“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offer to Purchase” means an Asset Sale Offer or a Change of Control Offer.
“Offering Memorandum” means the offering memorandum dated November 24, 2021 related to the offer and sale of the Notes.
“Officer’s Certificate” means a certificate signed by a duly appointed officer of the Issuer which, in the case of any Officer’s Certificate related to compliance with any provision in this Indenture requiring the calculation of any financial ratio or testing the availability under baskets or thresholds set forth in this Indenture, shall be a Financial Officer.
“Opinion of Counsel” means a written opinion from counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of Parent or the Issuer or the Trustee.
“Parent” means UGI Corporation.
“Pari Passu Indebtedness” means Indebtedness of the Issuer and any Guarantor that ranks equally in right of payment with the Notes and the Note Guarantees, as applicable.
“Participating Member State” means each state as described in any EMU Legislation.
“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Permitted Assets or a combination of Permitted Assets and cash or Cash Equivalents between the Issuer or any Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received in connection with a Permitted Asset Swap that constitutes an Asset Sale must be applied in accordance with Section 4.17.
“Permitted Assets” means any and all properties or assets that are used or useful in a Permitted Business (including Capital Stock in a Person that is a Restricted Subsidiary and Capital Stock in a Person whose primary business is a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Capital Stock by the Issuer or by a Restricted Subsidiary, but excluding any other securities).
“Permitted Business” means (1) any business conducted by the Issuer or any Restricted Subsidiary on the Issue Date or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to (including non-core incidental businesses acquired in connection with any Permitted Investment), or a reasonable extension, development or expansion of, the businesses which the Issuer and its Restricted Subsidiaries conduct on the Issue Date.
“Permitted Holders” means the Parent and any of its wholly-owned Subsidiaries.
“Permitted Investments” means, without duplication:
(1)    any Investment in the Issuer or in a Restricted Subsidiary;
(2)    any Investment in Cash Equivalents;
(3)    any Investment in a Person, if as a result of such Investment:
    (a)    such Person becomes a Restricted Subsidiary, or
(b)    such Person is merged, consolidated, divided or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(4)    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.17 or any other disposition of assets not constituting an Asset Sale;
(5)    any acquisition of assets or other Investments in a Person solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Issuer or warrants, options or other rights to acquire Capital Stock (other than Disqualified Stock) of the Issuer;
(6)    Investments resulting from repurchases of the Notes;
(7)    any Investments received in compromise of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes;
(8)    Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;
(9)    Investments (a) existing on the Issue Date or (b) that are an extension, modification or renewal of any such Investments described under the preceding clause (a), but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof, and Investments made with the proceeds, including, without limitation, from sales or other dispositions, of such Investments and any other Investments made pursuant to this clause (9);
(10)    (a) guarantees permitted by Section 4.09 and (b) the creation of Liens on the assets of the Issuer or any Restricted Subsidiary in compliance with Section 4.10;
(11)    guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of business;
(12)    (a) loans or advances made to officers or directors of the Issuer or any of its Restricted Subsidiaries; provided that the aggregate principal amount outstanding at any time under this clause (12) shall not exceed $5.0 million; and (b) any advances to non-officer employees of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;
(13)    Investments in Permitted Joint Ventures; provided that the aggregate amount of such Investments made pursuant to this clause (13) shall not exceed the greater of (i) $225.0 million and (ii) 5.0% of Total Assets (calculated as at the time of such Investment);
(14)    Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, divided into, amalgamated with, or consolidated with the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by Article 5 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation, division or consolidation and were in existence on the date of such acquisition, merger, amalgamation, division or consolidation;
(15)    receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;
(16)    lease, utility and other similar deposits in the ordinary course of business;
(17)    Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of intellectual property, in each case in the ordinary course of business or consistent with industry practice;

(18)    Investments in Unrestricted Subsidiaries, taken together with all other Investments made pursuant to this clause (18) that are at that time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, Cash Equivalents or marketable securities, not to exceed (as of the date such Investment is made) the greater of (a) $50 million and (b) 1.5% of Total Assets of the Issuer and the Restricted Subsidiaries (calculated as at the time of such Investment);
(19)    sales of accounts receivable, or participations therein, or securitization assets or related assets in connection with any Securitization Program and any other transaction effected in connection with a Securitization Program or a financing related thereto;
(20)    any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.15(b) (except transactions described in clauses (1), (3), (5), (6), (7), (8), (9), (11), (12), (17), (18) and (19) of Section 4.15(b));
(21)    other Investments; provided that after giving pro forma effect thereto the Total Net Leverage Ratio does not exceed 4.25 to 1.00; and
(22)    other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (22) that are at the time outstanding not to exceed the greater of (x) $225.0 million and (y) 5.0% of Total Assets.
“Permitted Joint Venture” means any Person which is not a Subsidiary of the Issuer and is, directly or indirectly, through its Subsidiaries or otherwise, engaged principally in a Permitted Business, and the Capital Stock of which is owned by the Issuer or its Restricted Subsidiaries, on the one hand, and one or more Persons other than the Issuer or any of its Affiliates, on the other hand.
“Permitted Liens” means, as of any date:
(1)    Liens securing (a) Indebtedness under Debt Facilities incurred pursuant to clause (1) of the definition of Permitted Debt; provided that the aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) of such Indebtedness subject to a Lien incurred pursuant to this clause (1)(a) shall not to exceed $600.0 million at any one time outstanding, and (b) Cash Management Obligations incurred by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;
(2)    Liens in favor of the Issuer of any of its Restricted Subsidiaries;
(3)    Liens on property of a Person existing at the time such Person is acquired by or amalgamated or merged with or into or consolidated with the Issuer or any Restricted Subsidiary (provided that such Liens were in existence prior to, and were not created in contemplation of, such acquisition, amalgamation, division, merger or consolidation and do not extend to any assets other than those of the Person acquired by or amalgamated or merged into or consolidated with the Issuer or the Restricted Subsidiary) and any replacement, extension or renewal of any such Lien (to the extent the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Indenture); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;
(4)    Liens securing Hedging Obligations incurred in the ordinary course of business and not for speculative purposes (including Hedging Obligations owed to the lenders or their affiliates and secured pursuant to the Credit Facilities);

(5)    Liens for any judgment rendered, or claim filed, against the Issuer or any Restricted Subsidiary which is being contested in good faith by appropriate proceedings and that does not constitute an Event of Default if during such contestation a stay of enforcement of such judgment or claim is in effect;
(6)    Liens on property or other assets existing at the time of acquisition of such property or assets by the Issuer or any Restricted Subsidiary (provided that such Liens do not extend to any other property of the Issuer or any Restricted Subsidiary and were in existence prior to, and were not created in contemplation of, such acquisition) and any replacement, extension or renewal of any such Lien (to the extent the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Indenture); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;
(7)    Liens incurred or deposits made to secure the performance of or otherwise in connection with statutory obligations, environmental reclamation obligations, bids, leases, government contracts, surety or appeal bonds, performance or return-of-money bonds or other obligations of a like nature incurred in the ordinary course of business;
(8)    Liens securing Indebtedness and Obligations permitted by Section 4.09(b)(4) covering only the assets acquired, developed, replaced, leased or improved with such Indebtedness and proceeds and products thereof; provided that individual financings of assets provided by a counterparty may be cross-collateralized to other financings of assets provided by such counterparty;
(9)    Liens securing Obligations pursuant to Securitization Programs permitted by Section 4.09(b)(1);
(10)    Liens existing on the Issue Date (other than Liens described in clause (1) above);
(11)    Liens for Taxes, workers’ compensation, unemployment insurance and other types of social security, assessments or other governmental charges or claims that are not yet due and payable or, if due and payable and delinquent, that are being contested by the Issuer or a Restricted Subsidiary in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(12)    licenses, permits, reservations, covenants, servitudes, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, in respect of sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) and zoning, land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, regional, state, municipal and other governmental authorities;
(13)    Liens imposed by law that are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, employees’, laborers’, employers’, suppliers’, banks’, builders’, repairmen’s and other like Liens;
(14)    easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title that do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole;
(15)    Liens securing Permitted Refinancing Indebtedness in respect of Indebtedness that was secured by Permitted Liens, provided that such Liens secure only the same property as such Permitted Liens, plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property;

(16)    Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of the Issuer or any of its Restricted Subsidiaries;
(17)    Liens arising from Uniform Commercial Code (or its equivalent) financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;
(18)    applicable municipal and other governmental restrictions, including municipal by laws and regulations, affecting the use of land or the nature of any structures which may be erected thereon, provided such restrictions have been complied with;
(19)    subdivision agreements, site plan control agreements, servicing agreements, development agreements, facilities sharing agreements, cost sharing agreements and other similar agreements provided they do not materially impair the use of the affected property for the purpose for which it is used by the Issuer or its Restricted Subsidiary, as the case may be, or materially impair the value of the property subject thereto or interfere with the ordinary conduct of the business of such Person and provided the same are complied with;
(20)    landlord distrain rights and similar rights arising under the leasehold interests of the Issuer and its Restricted Subsidiaries limited to the assets located at or about such leased properties;
(21)    title defects, encroachments or irregularities which are of a minor nature;
(22)    Liens in favor of customs, revenue, and taxation authorities arising by operation of law;
(23)    Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive modification, refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (3), (6), (8), (10) or this clause (23) of this definition; provided that (a) such new Lien will be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property) and (b) the Indebtedness secured by such Lien constitutes Permitted Refinancing Indebtedness;
(24)    any encumbrance or restriction (including put, call arrangements, tag, drag, right of first refusal and similar rights) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(25)    Liens in connection with a Sale/Leaseback Transaction;
(26)    Liens on Capital Stock or other securities of an Unrestricted Subsidiary;
(27)    other Liens securing Indebtedness and related obligations in an aggregate principal amount not to exceed, at any one time outstanding under this clause (27), together with the aggregate principal amount of any Indebtedness incurred by non-guarantor Restricted Subsidiaries pursuant to Section 4.09(a), the greater of (i) $600.0 million and (ii) 20.0% of Total Assets (calculated as at the time of the incurrence of such Liens); and
(28)    Liens securing Indebtedness (other than Subordinated Debt); provided that at the time of incurrence and after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom on such date, the Secured Net Leverage Ratio (calculated assuming that the entire amount of Indebtedness and related obligations secured by Liens permitted to be incurred pursuant to clause (1)(a) had been incurred and is outstanding) would not exceed 1.5 to 1.0.
2For purposes of this definition, in the event that a Lien meets the criteria of more than one of the types of Lien described in this definition, the Issuer, in its sole discretion, may divide or classify such

Lien on the date of incurrence (or later classify or reclassify such Lien, in its sole discretion) in any manner permitted under this definition and shall only be required to include the amount and type of such Lien in one of such clauses; provided that all Liens securing Indebtedness under Debt Facilities incurred pursuant to clause (1) of the definition of Permitted Debt shall be deemed incurred under clause (1) of this definition and may not later be reclassified.
“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all reasonable fees and expenses and premiums incurred in connection therewith);
(2)    the Stated Maturity of the principal of such Permitted Refinancing Indebtedness is (i) no earlier than the Stated Maturity of the principal of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, or (ii) at least 91 days after the Stated Maturity of the principal of the Notes;
(3)    the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded; and
(4)    if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Subordinated Debt of the obligor thereon, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes issued by, or the Note Guarantee of, the obligor thereon, as the case may be, on terms at least as favorable, taken as a whole, to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
“Person” means any individual, corporation, partnership, joint venture entity, association, joint-stock company, trust, unincorporated organization, limited liability company or government, government body or agency or other entity.
“Purchase Money Obligations” means Indebtedness of the Issuer and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of Permitted Assets.
“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended for so long as any Designated Rating Organization rating the Notes as of the beginning of the Ratings Decline Period has publicly announced during the Ratings Decline Period that the rating of the Notes is under consideration for downgrade by such Designated Rating Organization.
“Record Date” for the interest payable on any applicable Interest Payment Date means May 15 or November 15 next preceding such Interest Payment Date.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the applicable Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary.
“S&P” means Standards & Poor’s Ratings Services, a division of McGraw-Hill Companies, Inc., and its successors.
“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Issuer or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or a Restricted Subsidiary leases it from such Person.
“SEC” means the U.S. Securities and Exchange Commission.
“Secured Debt” means all Indebtedness (excluding Hedging Obligations) secured by a Lien.
“Secured Net Leverage Ratio” means, as of any date of determination, with respect to the Issuer and its Restricted Subsidiaries, the ratio of (1) all Secured Debt as of such date less the sum of cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of such date to (2) Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are internally available, in each case with such pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.” In the event an item of Secured Debt (or any portion thereof) is incurred or issued in reliance on a provision of this Indenture under a restrictive covenant that does not require compliance with a Secured Net Leverage Ratio test (any such amounts, the “Fixed Amounts”) on the same date that an item of Secured Debt (or any portion thereof) is incurred or issued in reliance on a provision of this Indenture that requires compliance with a Secured Net Leverage Ratio test (any such amounts, the “Incurrence Based Amounts”), then the Secured Net Leverage Ratio will be calculated with respect to such incurrence or issuance without regard to any such Fixed Amounts. Unless the Issuer elects otherwise, the incurrence or issuance of Secured Debt will be deemed incurred or issued first as Incurrence Based Amounts to the extent permitted, with the balance incurred or issued as Fixed Amounts.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securitization Programs” means any existing or future programs entered into by the Issuer or a Restricted Subsidiary involving the limited recourse sale of trade accounts receivables.
“Significant Subsidiary” means:
(1)    any Restricted Subsidiary of the Issuer (a) whose proportionate share of Total Assets (after intercompany eliminations) exceeds 10.0% as of the end of the most recently completed four fiscal quarters for which internal annual or quarterly financial statements are available; or (b) who contributed in excess of 10.0% of Consolidated EBITDA for the most recently completed four fiscal quarters for which internal annual or quarterly financial statements are available; and
(2)    any Restricted Subsidiary of the Issuer that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (8), (9) or (10) under Section 6.01(a) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness (as amended, supplemented or otherwise modified in any manner that is not prohibited by this Indenture), and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Debt” means Indebtedness of the Issuer or a Guarantor that is subordinated in right of payment to the Notes or the Note Guarantee, as the case may be.
“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership or limited liability company (or series thereof) of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof), whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) that Person or any Subsidiary of that Person is a controlling general partner or otherwise controls such entity.
“Taxes” means any present or future tax, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.
“Taxing Authority” means any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.
“Total Assets” means, at any date of determination, the total amount of assets set forth on the consolidated statement of financial position of the Issuer and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter for which internal financial statements are available determined as of such date on a consolidated basis in accordance with GAAP.
“Total Net Leverage Ratio” means, as of any date of determination, with respect to the Issuer and its Restricted Subsidiaries, the ratio of (1) all Consolidated Total Debt as of such date less the sum of cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of such date to (2) Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are internally available, in each case with such pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.” In the event an item of Indebtedness (or any portion thereof) is incurred or issued or any transaction (or any portion thereof) is entered into (or consummated) in reliance on a provision of this Indenture under a restrictive covenant that does not require compliance with a Total Net Leverage Ratio test (any such amounts, the “Fixed Amounts”) on the same date that an item of Indebtedness (or any portion thereof) is incurred or issued or any transaction (or any portion thereof) is entered into in reliance on a provision of this Indenture that requires compliance with a Total Net Leverage Ratio test (any such amounts, the “Incurrence Based Amounts”), then the Total Net Leverage Ratio will be calculated with respect to such incurrence or issuance or entering (or consummation) without regard to any such Fixed Amounts. Unless the Issuer elects otherwise, the incurrence or issuance of Indebtedness or entering into (or consummation of) any transaction will be deemed incurred or issued or entered into (or consummated) first as Incurrence Based Amounts to the extent permitted, with the balance incurred or issued as Fixed Amounts.
“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.
“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.
“Trustee” means U.S. Bank National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means any Subsidiary (including a newly acquired or newly formed Subsidiary) of the Issuer that is designated as an Unrestricted Subsidiary pursuant to Section 4.14, and includes any Subsidiary of an Unrestricted Subsidiary. As of the Issue Date, there are no Unrestricted Subsidiaries.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)    the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)    the then outstanding principal amount of such Indebtedness.
“Wholly Owned Restricted Subsidiary” of the Issuer means any Restricted Subsidiary of which all of the outstanding Voting Stock (other than directors’ qualifying shares or shares required to be owned by other Persons pursuant to applicable law) is owned directly or indirectly by the Issuer or any other Wholly Owned Restricted Subsidiary.
Section 1.02Other Definitions.

Term	Defined in Section
“Acquired Debt”	Section 4.09(c)(5)
“Affiliate Transaction”	Section 4.15(a)
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Asset Sale Offer”	Section 4.17(f)
“Asset Sale Offer Amount”	Section 4.17(h)
“Asset Sale Offer Period”	Section 4.17(h)
“Asset Sale Purchase Date”	Section 4.17(h)
“Authentication Order”	Section 2.02(c)
“Automatic Exchange”	2.2(i) of Appendix A
“Automatic Exchange Date”	2.2(i) of Appendix A
“Automatic Exchange Notice”	2.2(i) of Appendix A
“Automatic Exchange Notice Date”	2.2(i) of Appendix A
“Change of Control Offer”	Section 4.16(a)
“Change of Control Payment”	Section 4.16(a)
“Change of Control Payment Date”	Section 4.16(a)
“Clearstream”	1.1(a) of Appendix A
“Covenant Defeasance”	Section 8.03
“Definitive Notes Legend”	2.2(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“ERISA Legend”	2.2(e) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	Section 6.01(a)

“Excess Proceeds”	Section 4.17(f)
“Expiration Date”	Section 1.04(j)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“Guaranteed Obligations”	Section 10.01(a)
“Investment Grade Rating Event”	Section 4.18(a)(2)
“Judgment Currency”	Section 12.19(b)
“Legal Defeasance”	Section 8.02(a)
“Limited Condition Transaction”	Section 1.05(a)
“Note Register”	Section 2.03(a)
“OID Notes Legend”	2.2(e) of Appendix A
“Paying Agent”	Section 2.03(a)
“Payment Default”	Section 6.01(a)(6)(A)
“Permitted Debt”	Section 4.09(b)
“QIB”	1.1(a) of Appendix A
“Qualified Reporting Subsidiary”	Section 4.06(b)
“Registrar”	Section 2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Notes Legend”	2.2(e) of Appendix A
“Restricted Payments”	Section 4.08(a)
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Successor Guarantor”	Section 5.01(b)(2)(A)
“Successor Person”	Section 5.01(a)(1)
“Tax Group”	Section 4.08(b)(15)(B)
“Transaction Agreement Date”	Section 1.05(a)
“Transfer Agent”	Section 2.03(a)
“Unrestricted Global Note”	1.1(a) of Appendix A

Section 1.03Rules of Construction.
Unless the context otherwise requires:
(1)a term defined in Section 1.01 or Section 1.02 has the meaning assigned to it therein;
(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)“or” is not exclusive;
(4)words in the singular include the plural, and words in the plural include the singular;

(5)provisions apply to successive events and transactions;
(6)unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;
(7)the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;
(8)“including” means including without limitation;
(9)references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(10)unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and
(11)in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines.
Section 1.04Acts of Holders.
(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuer and the Guarantors, if made in the manner provided in this Section 1.04.
(b)The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)The ownership of Notes shall be proved by the Note Register.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by a Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.
(e)The Issuer may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Issuer, at their own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.02.
(f)The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of Default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy as permitted in Section 6.06. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and to each Holder in the manner set forth in Section 12.02.
(g)Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
(h)Without limiting the generality of the foregoing, a Holder, including a Depository that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depository that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depository’s standing instructions and customary practices.
(i)The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depository entitled under the procedures of such Depository, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.
(j)With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).
Section 1.05Limited Condition Transactions; Measuring Compliance.
(a)With respect to any (x) Investment or acquisition that is not conditioned on the availability of, or on obtaining, third-party financing for such Investment or acquisition (whether by merger, amalgamation, division, consolidation or other business combination or the acquisition of Capital Stock or otherwise) as applicable and (y) redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness or Disqualified Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment (any transaction described in clauses (x) or (y), a “Limited Condition Transaction”), in each case for purposes of determining:
(1)whether any Indebtedness or Disqualified Stock that is being incurred or issued in connection with such Limited Condition Transaction is permitted to be incurred in compliance with Section 4.09;
(2)whether any Lien being incurred in connection with such Limited Condition Transaction or to secure any such Indebtedness or Disqualified Stock is permitted to be incurred in accordance with Section 4.10;
(3)whether any other transaction undertaken or proposed to be undertaken in connection with such Limited Condition Transaction complies with the covenants or agreements contained in this Indenture or the Notes; and
(4)any calculation of the Fixed Charge Coverage Ratio, Secured Net Leverage Ratio, Total Net Leverage Ratio, Consolidated Net Income, and/or Consolidated EBITDA and, whether a Default or Event of Default exists in connection with the foregoing, at the option of the Issuer, the date that the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into (the “Transaction Agreement Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” and if the Issuer or the Restricted Subsidiaries could have taken such action on the relevant Transaction Agreement Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with; provided, however, that the Issuer shall be entitled to subsequently elect, in its sole discretion, the date of consummation of such Limited Condition Transaction instead of the Transaction Agreement Date as the applicable date of determination; and provided further that for the purpose of determining the amount available for Restricted Payments under clause (a) of Section 4.08(a)(C), Consolidated Net Income shall not include any Consolidated Net Income attributable to the target business or assets to be acquired in connection with such Limited Condition Transaction unless and until the closing of such Limited Condition Transaction shall have actually occurred. For the avoidance of doubt, if the Issuer elects to use the Transaction Agreement Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change in the Fixed Charge Coverage Ratio, Secured Net Leverage Ratio, Total Net Leverage Ratio, Consolidated Net Income, or Consolidated EBITDA of the Issuer, the target business, or assets to be acquired subsequent to the Transaction Agreement Date and prior to the consummation of such Limited Condition Transaction, will not be taken into account for purposes of determining whether any Indebtedness, Disqualified Stock or Lien that is being incurred or issued in connection with such Limited Condition Transaction is permitted to be incurred or issued or in connection with compliance by the Issuer or any of the Restricted Subsidiaries with any other provision of this Indenture or the Notes or any other action or transaction undertaken in connection with such Limited Condition Transaction and (b) until such Limited Condition Transaction is consummated or such definitive agreements are terminated or the Issuer makes an election pursuant to the proviso to the immediately preceding sentence, such Limited

Condition Transaction and all transactions proposed to be undertaken in connection therewith (including the incurrence of Indebtedness and Liens) will be given pro forma effect when determining compliance of other transactions (including the incurrence or issuance of Indebtedness, Disqualified Stock and Liens unrelated to such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness) that are consummated after the Transaction Agreement Date and on or prior to the consummation of such Limited Condition Transaction and any such transactions (including any incurrence or issuance of Indebtedness or Disqualified Stock and the use of proceeds thereof) will be deemed to have occurred on the Transaction Agreement Date and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before the consummation of such Limited Condition Transaction; provided that for purposes of any such calculation of the Fixed Charge Coverage Ratio, Consolidated Interest Expense will be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Issuer in good faith.
(b)Compliance with any requirement relating to absence of Default or Event of Default may be determined as of the Transaction Agreement Date and not as of any later date as would otherwise be required under this Indenture.
Article 2
THE NOTES
Section 1.01Form and Dating; Terms.
(a)Provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
(b)The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer as provided in Section 4.17 or a Change of Control Offer as provided in Section 4.16, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article 3.
Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.09; provided, further that if any Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes will be issued as a separate series under this Indenture and will have separate Common Code and ISIN numbers from the Notes. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture. Unless otherwise specified and except for the purposes of Section 4.09, references to the Notes include any Additional Notes.
Section 1.02Execution and Authentication.
(a)At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile or electronic (.pdf) signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
(b)A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
(c)On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.
(d)The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Issuer or an Affiliate of the Issuer.
(e)The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount of €400,000,000, (ii) subject to the terms of this Indenture, Additional Notes and (iii) any other Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or other Unrestricted Global Notes.
Section 1.03Registrar, Transfer Agent and Paying Agent.
(a)The Issuer shall maintain an office or agency outside of the United Kingdom where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Issuer may have one or more additional Paying Agents. Offices or agencies of the Paying Agents, including the initial Paying Agent, may be maintained in London, United Kingdom. The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange (the “Transfer Agent”). The Registrar will maintain a register reflecting ownership of the Notes outstanding from time to time, if any, and together with the Transfer Agent, will facilitate transfers of the Notes on behalf of the Issuer. The Issuer may appoint one or more co-registrars and one or more additional paying agents; provided that each co-registrar, if any, must be outside the United Kingdom. The term “Registrar” includes any co-registrar, the term “Paying Agent” includes any additional paying agent, and the term “Transfer Agent” includes any additional transfer agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of their Subsidiaries may act as Paying Agent or Registrar.
(b)The Issuer initially appoints Elavon Financial Services DAC, to act as Registrar and Transfer Agent for the Notes and as Depository with respect to the Global Notes. The Issuer initially appoints Elavon Financial Services DAC, UK Branch, to act as the Paying Agent for the Notes.
(c)In no event may the Issuer appoint a Paying Agent in any member state of the European Union where the Paying Agent would be obligated to withhold or deduct taxes in connection with any payment made by it in relation to the Notes unless the Paying Agent would be so obligated if it were located in all other member states.

Section 1.04Paying Agent to Hold Money in Trust.
The Issuer shall, no later than 11:00 a.m. (London time) one Business Day prior to each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.
Section 1.05Holder Lists.
The Trustee, as Registrar, shall preserve in as current a form as is reasonably practicable the most recent list available to it of the Note Register. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
Section 1.06Transfer and Exchange.
(a)The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.
(b)To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(c)No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.06, Section 4.16, Section 4.17 and Section 9.04).
(d)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(e)Neither the Issuer nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 10 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer or an Asset Sale Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(g)Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
(h)At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A.
(i)All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.
Section 1.07Replacement Notes.
If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Issuer, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer or the Trustee may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.
Section 1.08Outstanding Notes.
(a)The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided that Notes held by the Issuer, Parent or a Subsidiary of the Issuer or Parent will not be deemed to be outstanding for purposes of Section 3.07(b).
(b)If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.
(c)If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.
(d)If a Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to

Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 1.09Treasury Notes.
In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.
Section 1.10Temporary Notes.
Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders and Beneficial Holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or Beneficial Holders, respectively, of Notes under this Indenture.
Section 1.11Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall, upon the written request of the Issuer, be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 1.12Defaulted Interest.
(a)If the Issuer defaults in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depository, or cause to be mailed or delivered by electronic transmission in accordance with the applicable procedures of the Depository to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b)Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.
Section 1.13Common Code and ISIN Numbers.
The Issuer in issuing the Notes may use Common Code or ISIN numbers (if then generally in use) and, if so, the Trustee shall use Common Code or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Issuer shall as promptly as practicable notify the Trustee in writing of any change in the Common Code or ISIN numbers.
Article 3
REDEMPTION
Section 1.01Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to Section 3.07, they shall furnish to the Trustee, at least three Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 (unless a shorter notice period shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable.
Section 1.02Selection of Notes to Be Redeemed or Purchased.
(a)If less than all of the Notes are to be redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Trustee, in accordance with the applicable procedures of Clearstream and Euroclear, shall select the Notes to be redeemed or purchased on a pro rata basis, or by such other method that approximates a pro rata selection as the Trustee shall deem fair and appropriate, unless otherwise required by law. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.
(b)The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of €100,000 or integral multiples of €1,000; provided that no Notes of €2,000 in principal amount or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
(c)After the redemption date or purchase date, upon surrender of a Note to be redeemed or purchased in part only, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note, representing the same Indebtedness to the extent not redeemed or not purchased, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).
Section 1.03Notice of Redemption.

(a)The Issuer shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depository, or cause to be mailed (or delivered by electronic transmission in accordance with the applicable procedures of the Depository) notices of redemption of Notes not less than 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the applicable procedures of the Depository, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11. Except as set forth in Section 3.07(h), notices of redemption may not be conditional.
(b)The notice shall identify the Notes to be redeemed (including Common Code and ISIN numbers, if applicable) and shall state:
(1)    the redemption date;
(2)    the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;
(3)    if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;
(4)    that interest shall cease to accrue on the Notes to be redeemed on and after the redemption date;
(5)    the name and address of the Paying Agent;
(6)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(7)    that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(8)    the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(9)    that no representation is made as to the correctness or accuracy of the Common Code or ISIN numbers, if any, listed in such notice or printed on the Notes; and
(10)    if applicable, any condition to such redemption.
(c)At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have requested that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b) in the Officer’s Certificate furnished to the Trustee pursuant to Section 3.01.
(d)If and for so long as any Notes are listed on the Exchange, and if and to the extent the rules of the Exchange so require, the Issuer will notify the Exchange of such notice of redemption to the Holders under this Indenture and, in connection with any such redemption, the Issuer will notify the Exchange of any principal amount of Notes remaining outstanding following such redemption.
Section 1.04Effect of Notice of Redemption.
Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(h)). The notice, if mailed or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.
Section 1.05Deposit of Redemption or Purchase Price.
(a)No later than 11:00 a.m. (London time) on the redemption or purchase date (or such later time as such date to which the Trustee may reasonably agree), the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record on such Record Date. The Paying Agent shall promptly mail to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.
(b)If the Issuer complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.
Section 1.06Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
Section 1.07Optional Redemption.
(a)At any time prior to December 1, 2024, the Issuer may redeem the Notes, in whole or in part, upon not less than 10 days’ nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the applicable date of redemption, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date. Promptly after the determination thereof, the Issuer shall give the Trustee notice of the redemption price provided for in this Section 3.07(a), and the Trustee shall not be responsible for such calculation.
(b)At any time prior to December 1, 2024, the Issuer may redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture, upon not less than 10 days’ nor more than 60 days’ notice, at a redemption price of 102.50% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date, with the Net Cash Proceeds of one or more Equity Offerings; provided that (1) at least 50% of the aggregate principal amount of Notes originally issued under this Indenture (calculated after giving effect to any issuance of Additional Notes and excluding Notes held by Issuer and its Affiliates) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 120 days of the date of the closing of the related Equity Offering.

(c)Except pursuant to clause (a), (b), (e) or (g) of this Section 3.07, the Notes will not be redeemable at the Issuer’s option prior to December 1, 2024.
(d)At any time and from time to time on or after December 1, 2024, the Issuer may redeem all or a part of the Notes, upon not less than 10 days’ nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2024	101.250%
2025	100.625%
2026 and thereafter	100.000%

(e)The Notes may be redeemed, in whole but not in part, at the option of the Issuer, at any time at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, if either of the Issuer or a Guarantor is, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes or a Note Guarantee, as applicable, any Additional Amounts (or to make a reimbursement envisioned under Section 4.12) as a result of any change in, or amendment to, the laws or treaties (including any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction, which change or amendment is announced or becomes effective on or after the Issue Date (or, if the Relevant Taxing Jurisdiction did not become a Relevant Taxing Jurisdiction until after the Issue Date, after such later date), or as a result of any change in or amendment to any relevant policy or position or interpretation of any such laws or treaties, or judicial decision rendered by a court of competent jurisdiction, on or after the Issue Date (whether or not taken or reached with respect to the Issuer or any of its Subsidiaries), and such obligation to pay Additional Amounts or reimbursement cannot be avoided by the taking of reasonable measures by the Issuer or the applicable Guarantor, as the case may be; provided that changing the jurisdiction of any of the Payors is not a reasonable measure for purposes of this Section 3.07(e) and no notice of such redemption will be given earlier than 90 days prior to the earliest date on which the relevant Payor(s) would be obliged to pay such Additional Amounts.
(f)Prior to giving any notice of redemption of the Notes pursuant Section 3.07(e), the Issuer will deliver to the Trustee:
(1)an Officer’s Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and the obligation to pay Additional Amounts or reimbursement, as the case may be, cannot be avoided by the taking of reasonable measures by the Issuer or the applicable Guarantor, as the case may be; and
(2)a written tax opinion of a law or accounting firm reasonably acceptable to the Trustee, that the Issuer or any Guarantor, as the case may be, have or will become obliged to pay Additional Amounts or reimbursement as a result of such change or amendment.
Such certificate and opinion will be made available for inspection by the Holders upon written request to the Trustee or Issuer.
(g)In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a tender offer for the Notes made by the Issuer, an Asset Sale Offer or a Change of Control Offer and the Issuer (or, in the case of a Change of Control Offer, a third party making the offer as described in Section 4.16(e)) purchases all of the Notes held by such Holders, the Issuer (or the third party offeror, as applicable) will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to such tender offer, Asset Sale

Offer or Change of Control Offer, to redeem (in the case of the Issuer) or purchase (in the case of a third party offeror) all of the Notes that remain outstanding following such purchase at a redemption price or purchase price, as the case may be, equal to the tender offer purchase price, the Asset Sale Offer purchase price or the Change of Control Payment, as applicable, plus, to the extent not included in the tender offer purchase price, the Asset Sale Offer purchase price or the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
(h)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06.
(i)Any redemption notice in connection with this Section 3.07 may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of any offering of Permitted Refinancing Indebtedness or any Equity Offering, contribution, Change of Control, Asset Sale or other transaction. In addition, if such redemption notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s sole discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed, and that such redemption provisions may be adjusted to comply with any depositary requirements.
Section 1.08Mandatory Redemption.
The Issuer will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
The Issuer and its Restricted Subsidiaries may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions, private agreement or otherwise at any price in accordance with applicable securities legislation, so long as such acquisition does not violate the terms of this Indenture.
Section 1.09Offers to Repurchase by Application of Excess Proceeds.
(a)In the event that, pursuant to Section 4.17, the Issuer is required to commence an Asset Sale Offer, the Issuer will follow the procedures specified below.
(b)The Asset Sale Offer will remain open for the Asset Sale Offer Period. No later than the Asset Sale Purchase Date, the Issuer will apply all Excess Proceeds to the purchase of the Asset Sale Offer Amount, or, if less than the Asset Sale Offer Amount (and, if applicable, Pari Passu Indebtedness) has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments on the Notes are made pursuant to Section 2.04 and Section 4.01.
(c)If the Asset Sale Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the Asset Sale Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no other interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
(d)Upon the commencement of an Asset Sale Offer, the Issuer shall mail a notice to each of the Holders or otherwise deliver such notice in accordance with the applicable procedures of the Depository, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and, if required, all holders of Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1)    that an Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.17 and the expiration time of the Asset Sale Offer Period;
(2)    the Asset Sale Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Sale Purchase Date;
(3)    that Notes must be tendered in integral multiples of €1,000 (subject to clause (8) below), and any Note not properly tendered will remain outstanding and will continue to accrue interest;
(4)    that, unless the Issuer defaults in making the payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Asset Sale Purchase Date;
(5)    that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to such Note completed, the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date;
(6)    that Holders shall be entitled to withdraw their election if the Issuer, the Depository or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Sale Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;
(7)    that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Asset Sale Offer Amount, then the Notes and such Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate accreted value or principal amount, as applicable, of the Notes or such Pari Passu Indebtedness tendered and the selection of the Notes for purchase shall be made by the Trustee by such method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note having a principal amount of €100,000 shall be purchased in part;
(8)    that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to €100,000 or an integral multiple of €1,000 in excess thereof); and
(9)    the other procedures, as determined by the Issuer, consistent with this Section 3.09 that a Holder must follow.
(e)On or before the Asset Sale Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary or as otherwise provided in Section 4.17(c), the Asset Sale Offer Amount of Notes and Pari Passu Indebtedness or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or, if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so tendered, in the case of the Notes, in whole number multiples of €1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than €100,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is €100,000. The Issuer will deliver, or cause to be delivered, to the Trustee the Notes so accepted and an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. In addition, the Issuer will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Indebtedness.

(f)The Paying Agent or the Issuer, as the case may be, will promptly, but in no event later than five Business Days after termination of the Asset Sale Offer Period, mail or deliver to each tendering Holder or holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or the Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof. In addition, the Issuer will take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Purchase Date.
(g)The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.
Other than as specifically provided in this Section 3.09 or Section 4.17, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Section 3.01 through Section 3.06.
Article 4
COVENANTS
Section 1.01Payment of Notes.
(a)Subject to Section 12.17, the Issuer will pay, or cause to be paid, the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of 11:00 a.m. (London time), one Business Day prior to the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.
(b)The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at a rate that is 1% higher than the applicable interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 1.02Maintenance of Office or Agency.
The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and the Guarantors in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuer may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.
Section 1.03Taxes.
The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except (a) such as are being contested in good faith and by appropriate negotiations or proceedings or (b) where the failure to effect such payment is not adverse in any material respect to the Holders.
Section 1.04Stay, Extension and Usury Laws.
The Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 1.05Corporate Existence.
Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its limited liability company existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.
Section 1.06Reports.
(a)So long as any Notes are outstanding, the Issuer will furnish to Holders:
(1)within 120 days after the end of each fiscal year of the Issuer, all annual financial statements of the Issuer substantially in the form that would be required to be contained in a filing with the SEC on Form 10-K (but only to the extent similar information is included in the Offering Memorandum), in accordance with the requirements of such Form 10-K as of the Issue Date, if the Issuer were required to file such form, together with a report thereon by the Issuer’s independent registered public accounting firm, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;
(2)within 90 days after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, beginning with the first fiscal quarter ending after the Issue Date, all quarterly financial statements of the Issuer substantially in the form that would be required to be contained in a filing with the SEC on Form 10-Q (but only to the extent similar information is included in the Offering Memorandum), in accordance with the requirements of such Form 10-Q as of the Issue Date, if the Issuer were required to file such form, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

(3)promptly from time to time after the occurrence of an event required to be therein reported, such other information containing substantially the same information that would be required to be contained in filings with the SEC on Form 8-K, in accordance with the requirements of such Form 8-K as of the Issue Date, under Items 1.01 (Entry into a Material Definitive Agreement), 1.02 (Termination of a Material Definitive Agreement), 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets), 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 4.01 (Changes in Registrant’s Certifying Accountant), 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), 5.01 (Changes in Control of Registrant), 5.02(a)(1) (Resignation of Director due to Disagreement with Registrant), 5.02(b) (Retirement, Resignation or Termination) (provided that information will only be required to be provided with respect to the Issuer’s principal executive officer, president, principal financial officer, principal accounting officer, principal operating officer, or any person performing similar functions), 5.02(c)(1) (Name and Position of Newly Appointed Officer and Date of Appointment), and 5.03(b) (Changes in Fiscal Year), if the Issuer were required to file such reports; provided, however, that:
(A)no such reports will be required to include as an exhibit or summary of terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any of its Subsidiaries) and any director, manager or executive officer, of the Issuer (or any of its Subsidiaries);
(B)in no event will such reports be required to comply with Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC;
(C)in no event will such reports be required to comply with Item 302 of Regulation S-K promulgated by the SEC;
(D)in no event will such reports be required to comply with Rule 3-10 of Regulation S-X promulgated by the SEC or contain separate financial statements for the Issuer, the Guarantors or other Subsidiaries the shares of which may be pledged to secure the Notes or any Guarantee that would be required under (i) Section 3-09 of Regulation S-X or (ii) Section 3-16 of Regulation S-X, respectively, promulgated by the SEC (except that summary financial information with respect to non-Guarantor Restricted Subsidiaries of the type and scope included in the Offering Memorandum will be required);
(E)in no event will such reports be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-GAAP financial measures contained therein;
(F)no such reports referenced under clause (3) above will be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to the Holders or the business, assets, operations or financial position of the Issuer and its Restricted Subsidiaries, taken as a whole;
(G)in no event will such reports be required to comply with Item 601 of Regulation S-K promulgated by the SEC (with respect to exhibits) or, with respect to reports referenced in clause (3) above, to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K, except for agreements evidencing material Indebtedness (excluding any schedules thereto);
(H)trade secrets and other confidential information that is competitively sensitive in the good faith and reasonable determination of the Issuer may be excluded from any disclosures; and

(I)such information will not be required to contain any “segment reporting.”
(b)Notwithstanding the foregoing, the financial statements, information, auditors’ reports and other documents and information required to be provided pursuant to the first paragraph of this covenant may be, rather than those of the Issuer, those of (a) any successor of the Issuer, (b) any Wholly Owned Restricted Subsidiary of the Issuer that, together with its consolidated Subsidiaries, constitutes substantially all of the assets of the Issuer and its consolidated Subsidiaries (“Qualified Reporting Subsidiary”) or (c) any direct or indirect parent of the Issuer; provided that, if the financial information required to be provided pursuant to the first paragraph of this covenant relates to such Qualified Reporting Subsidiary or parent of the Issuer, such financial information will be accompanied by consolidating information (which need not be audited), which may be posted to the website of the Issuer or on Intralinks, SyndTrak, ClearPar or any comparable password protected online data system, that explains in reasonable detail (in the good faith judgment of senior management of the Issuer) the differences between the information relating to such Qualified Reporting Subsidiary or parent, on the one hand, and the information relating to the Issuer and its Subsidiaries on a stand-alone basis, on the other hand..
(c)If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the annual and quarterly financial information required by the preceding paragraphs shall include a reasonably detailed presentation, as determined in good faith by senior management of the Issuer, either on the face of the financial statements or in the footnotes to the financial statements and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.
(d)The Issuer will make available such information and such reports, in each case by posting such information on its website, on Intralinks, SyndTrak, ClearPar or any comparable password-protected online data system that will require a confidentiality acknowledgment, and will make such information readily available to any Holder, any beneficial owner of the Notes, any bona fide prospective investor in the Notes (which prospective investors will be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act and non-U.S. persons within the meaning of Regulation S under the Securities Act that certify their status as such to the reasonable satisfaction of the Issuer), any bona fide securities analyst (to the extent providing analysis of investment in the Notes to investors and prospective investors therein) or any bona fide market maker in the Notes who agrees to treat such information as confidential or accesses such information on Intralinks, SyndTrak, ClearPar or any comparable password-protected online data system that will require a confidentiality acknowledgment; provided that such Holders, beneficial owners of Notes, prospective investors, security analysts or market makers will agree to (1) treat all such reports (and the information contained therein) and information as confidential, (2) not use such reports and the information contained therein for any purpose other than their investment or potential investment in the Notes and (3) not publicly disclose or distribute any such reports (and the information contained therein).
(e)To the extent not satisfied by the reports required by this Section 4.06, the Issuer will furnish to Holders thereof and prospective investors in the Notes, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) (or any successor provision) of the Securities Act.
(f)The Issuer will be deemed to have furnished the reports referred to in the first paragraph of this Section 4.06 if the Issuer has filed reports containing such information with the SEC.
(g)To the extent any information is not provided within the time periods specified in this Section 4.06 and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto will be deemed to have been cured.

(h)The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been posted on the Issuer’s website, filed with the SEC or otherwise delivered to Holders. The posting or delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).
Section 1.07Compliance Certificate.
(a)The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer of the Issuer, stating that a review of the activities of each of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer and each Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and each Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer and each Guarantor are taking or propose to take with respect thereto).
(b)Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver promptly to the Trustee a statement specifying such Default or Event of Default and what action the Issuer or Restricted Subsidiary, as applicable, is taking or proposes to take with respect thereto.
Section 1.08Restricted Payments.
(a)The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger, amalgamation, division or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (a) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and (b) dividends or distributions payable to the Issuer or a Restricted Subsidiary);
(2)purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, amalgamation, division or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;
(3)make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except for (a) a payment of interest in respect of Subordinated Debt or (b) the payment of principal in respect of Subordinated Debt not earlier than one year prior to the Stated Maturity thereof; or
(4)make any Restricted Investment;
(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A)    no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(B)    the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and
(C)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments (including the Fair Market Value of any non-cash amount) made by the Issuer and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by the next succeeding paragraph other than clauses (1), (5), (8) and (9) thereof), is less than the sum of (without duplication):
(i)    50% of Consolidated Net Income for the period (taken as one accounting period) from October 1, 2018 to the end of the Issuer’s most recently ended fiscal quarter for which consolidated internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
(ii)    100% of the aggregate Net Cash Proceeds received by the Issuer since the Issue Date (A) as a contribution to its common equity capital, (B) from Equity Offerings of the Issuer, including cash proceeds received from an exercise of warrants or options, or (C) from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (in the case of each of the foregoing clauses (A) through (C), other than (i) a contribution from, or Equity Interests (or Disqualified Stock or debt securities) sold to, a Subsidiary of the Issuer and (ii) a contribution to the capital of the Issuer to the extent the Net Cash Proceeds have been used to incur Indebtedness or issue Disqualified Stock pursuant Section 4.09(b)(16); plus
(iii)    to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus
(iv)    to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Issuer’s Investment in such Subsidiary as of the date of such redesignation; plus
(v)    100% of any dividends or distributions received in cash by the Issuer or any of its Restricted Subsidiaries from any Unrestricted Subsidiary after the Issue Date, to the extent not already included in Consolidated Net Income for the applicable period; plus
(vi)    in the case of the release of any Guarantee that was treated as a Restricted Payment made by the Issuer or any of its Restricted Subsidiaries after the Issue Date, an amount equal to the amount of such Guarantee that was treated as a Restricted Payment less any amount paid under such guarantee.
(b)The provisions of Section 4.08(a) will not prohibit:

(1)the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;
(2)the making of any Restricted Payment in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock), including cash proceeds received from an exercise of warrants or options, or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such Net Cash Proceeds that are utilized for any such Restricted Payment will be excluded from clause (C)(ii) of the preceding paragraph;
(3)the repurchase, redemption, defeasance or other acquisition or retirement for value of (a) Subordinated Debt of the Issuer or any Restricted Subsidiary with the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, Permitted Refinancing Indebtedness, (b) Disqualified Stock of the Issuer or a Guarantor with the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, Disqualified Stock or Subordinated Debt of the Issuer or a Guarantor and that constitutes Permitted Refinancing Indebtedness, (c) Disqualified Stock of a Restricted Subsidiary that is not a Guarantor with the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, Disqualified Stock of a Restricted Subsidiary that is not a Guarantor and that constitutes Permitted Refinancing Indebtedness, and (d) any Subordinated Debt or Disqualified Stock that constitutes Acquired Debt;
(4)the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Issuer that is not a Wholly Owned Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;
(5)the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any of its Restricted Subsidiaries held by any current or former officer, director or employee of the Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, employment agreement or similar agreement in an aggregate amount not to exceed $10.0 million in each calendar year (with unused amounts in any calendar year being carried over to the immediately succeeding calendar year but not to any subsequent calendar year);
(6)the repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise or exchange of stock options, warrants or other convertible securities if the Equity Interests represent a portion of the exercise or exchange price thereof and repurchases or other acquisitions or retirement for value of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee either upon such grant or award or in connection with any such exercise or exchange of stock options, warrants or other convertible securities;
(7)the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued on or after the Issue Date in accordance with Section 4.09, provided that such dividends are included in Fixed Charges of the Issuer as accrued;
(8)the payment, purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Debt of the Issuer or any Restricted Subsidiary (a) in the event of a change of control at a purchase or redemption price no greater than 101% of the principal amount of such Subordinated Debt, plus any accrued but unpaid interest thereon, or (b) in the event of an asset sale at a purchase or redemption price no greater than 100% of the principal amount of such Subordinated Debt, plus any accrued but unpaid interest thereon, in each case, in accordance with Section 4.16 or Section 4.17, as applicable; provided, however, that, prior to or simultaneously with such payment, purchase, repurchase, redemption, defeasance, acquisition or retirement, the Issuer has made the Change of Control Offer or Asset Sale Offer, if required, with respect to the Notes and have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer;
(9)Restricted Payments; provided that after giving pro forma effect thereto the Total Net Leverage Ratio does not exceed 4.00 to 1.00;
(10)cash payments in lieu of the issuance by the Issuer of fractional shares in connection with stock dividends, splits or business combinations or the exercise of warrants, options or other securities convertible or exchangeable for Equity Interests that are not derivative securities;
(11)the purchase, redemption, acquisition, cancellation or other retirement for nominal value per right of any rights granted to all the holders of Capital Stock of the Issuer pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics;
(12)payments to dissenting shareholders (i) pursuant to applicable law or (ii) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger, division or transfer of assets in connection with a transaction that is not prohibited by this Indenture;
(13)distributions or payments of fees in connection with Securitization Programs;
(14)the declaration and payment of dividends or distributions by the Issuer or a Restricted Subsidiary to, or the making of loans or advances to, Parent in amounts required for Parent to pay:
(A)franchise, excise and similar taxes, and other fees, taxes and expenses required to maintain their corporate or other legal existence;
(B)for any taxable period for which the Issuer and/or any of its Subsidiaries are members of a consolidated, combined, unitary or similar income tax group for U.S. federal and/or applicable foreign, state or local income tax purposes of which Parent is the common parent (a “Tax Group”), to pay the portion of any U.S. federal, foreign, state and local income taxes of such Tax Group for such taxable period that are attributable to the taxable income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from the Issuer’s Unrestricted Subsidiaries, its Unrestricted Subsidiaries; provided that in each case the amount of such payments in any taxable period does not exceed the amount that the Issuer and its Restricted Subsidiaries (and, to the extent of amounts actually received from the Issuer’s Unrestricted Subsidiaries, Unrestricted Subsidiaries) would be required to pay in respect of U.S. federal, foreign, state and local income taxes for such taxable period were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from Parent;
(C)salary, bonus, severance and other benefits payable to, and indemnities provided to or on behalf of, employees, directors, officers, members of management and consultants of Parent and any payroll, social security or similar taxes thereof and obligations of Parent in respect of director and officer insurance (including premiums therefor) to the extent relating to the Issuer and its Subsidiaries;
(D)general corporate or other operating, administrative, legal, compliance, professional and overhead costs and expenses (including expenses relating to auditing and other accounting matters) of Parent, in each case to the extent relating to the Issuer and its Subsidiaries;

(E)fees and expenses (including ongoing compliance costs and listing expenses) related to any equity or debt offering of Parent (whether or not consummated), in each case to extent that the proceeds of any such offering are or were intended to be contributed to the Issuer and its Subsidiaries;
(F)interest or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any Restricted Subsidiary or that has been guaranteed by, or is otherwise, considered Indebtedness of, the Issuer or any Restricted Subsidiary incurred in accordance with Section 4.09;
(G)to finance Investments or other acquisitions otherwise permitted to be made pursuant to this covenant if made by the Issuer or a Restricted Subsidiary; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment or other acquisition, (B) Parent shall, promptly following the closing of such Investment or other acquisition, cause all property acquired to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries and (C) any such property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to clause (b) of the first paragraph of this covenant; and
(H)to finance payments made for the benefit of the Issuer or any of its Restricted Subsidiaries to the extent such payments could have been made directly by the Issuer or any of its Restricted Subsidiaries because such payments (A) would not otherwise be Restricted Payments and (B) would be permitted by Section 4.15; and
(I)a dividend to Parent in an amount not to exceed the net cash proceeds from the offering of the Notes on the Issue Date, less an amount equal to the proceeds from such offering used to redeem the Issuer’s 3.25% Senior Notes due 2025 in full and to pay fees and expenses related to the offering, as described in the Offering Memorandum; provided that such dividend is paid within nine months of the Issue Date.
(15)the distribution, by dividend or otherwise, or other transfer or disposition of shares of Capital Stock of, Equity Interests in, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, substantially all the assets of which are cash and Cash Equivalents); and
(16)other Restricted Payments in an aggregate amount which, on the date of the Restricted Payment when taken together with all Restricted Payments made pursuant to this clause (16), do not exceed the greater of (i) $100.0 million and (ii) 1.5% of Total Assets (calculated as at the time of making any such Restricted Payment), provided, however, that at the time of, and after giving effect to, any Restricted Payments permitted under clauses (8), (9) and (16) above, no Default or Event of Default shall have occurred and be continuing.
(c)For purposes of determining compliance with this covenant, if a Restricted Payment or Permitted Investment at any time meets the criteria of more than one of the types of Restricted Payments described in clauses (1) through (16) above or, meets the criteria of one or more types of Permitted Investments and/or is permitted pursuant to this Section 4.08, the Issuer may, in its sole discretion, divide and classify (or later redivide or reclassify in whole or in part, from time to time in its sole discretion) such transaction in any manner that complies with this Section 4.08.
(d)The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date the Restricted Payment is made, or at the Issuer’s election, the date a commitment is made to make such Restricted Payment of the assets or securities proposed to be transferred or issued by the Issuer or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
Section 1.09Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a)The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (in any such case, “incur”) any Indebtedness (including Acquired Debt), or (ii) issue any Disqualified Stock, unless immediately after and giving effect thereto:
(1)the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal consolidated annual or quarterly financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or Disqualified Stock issued would have been not less than 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock issued at the beginning of such four-quarter period; provided that the aggregate principal amount of Indebtedness incurred pursuant to this paragraph by non-Guarantor Restricted Subsidiaries, together with the aggregate principal amount of any Indebtedness secured by Liens incurred pursuant to clause (27) of the definition of Permitted Liens, shall not exceed the greater of (i) $600.0 million and (ii) 20.0% of Total Assets (calculated as at the time of the incurrence of such Indebtedness); and
(2)no Default or Event of Default shall have occurred and be continuing.
(b)The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any Disqualified Stock described below (collectively, “Permitted Debt”):
(1)(1)    the incurrence by the Issuer and any Guarantor of Indebtedness and letters of credit under Debt Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the obligor thereunder) not to exceed the greater of (a) $1,100.0 million and (b) an amount that does not cause the Total Net Leverage Ratio to exceed 2.5 to 1.0;
(2)the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness;
(3)the incurrence by the Issuer of Indebtedness represented by the Notes issued on the Issue Date, and the incurrence by the Guarantors of Indebtedness represented by the Note Guarantees in respect thereof;
(4)the incurrence by the Issuer or any of its Restricted Subsidiaries of Attributable Debt or Indebtedness and obligations represented by Capital Lease Obligations or Purchase Money Obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, development or improvement of property, plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries, in an aggregate principal amount at any one time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $200.0 million and (b) 5.0% of Total Assets measured at the time of incurrence;
(5)the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2), (3), (5), (14), (15) or (16) of this Section 4.09(b);
(6)the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

(A)if an Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not an Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of an Issuer, or the Note Guarantee, in the case of a Guarantor; and
(B)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7)the incurrence of any shareholder loan, any advance or any other form of Indebtedness extended by a shareholder of the Issuer or any Affiliate of a shareholder of the Issuer, from time to time, to the Issuer; provided that such Indebtedness constitutes Subordinated Debt;
(8)the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of Disqualified Stock; provided, however, that:
(A)    any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock being held by a Person other than the Issuer or a Restricted Subsidiary; and
(B)    any sale or other transfer of any such Disqualified Stock to a Person that is not either the Issuer or a Restricted Subsidiary will be deemed, in each case, to constitute an issuance of such Disqualified Stock by such Restricted Subsidiary that was not permitted by this clause (8);
(9)the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations for the purpose of managing risks in the ordinary course of business and not for speculative purposes;
(10)the guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness of the Issuer or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is Subordinated Debt, then the Guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;
(11)Indebtedness incurred in connection with one or more standby letters of credit, bankers’ acceptances, completion guarantees, performance bonds, bid bonds, appeal bonds or surety bonds or other similar reimbursement obligations, in each case, issued in the ordinary course of business (including for the purpose of providing security for environmental reclamation obligations to government agencies, workers’ compensation claims, payment obligations in connection with self-insurance or similar statutory and other requirements) and not in connection with the borrowing of money or the obtaining of an advance or credit;
(12)Indebtedness arising (i) from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or (ii) in connection with endorsement of instruments for deposit in the ordinary course of business;
(13)the incurrence by the Issuer or any of its Restricted Subsidiaries of Cash Management Obligations in the ordinary course of business;
(14)Indebtedness of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged, consolidated or amalgamated with or into, the Issuer or any of its Restricted Subsidiaries (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Person became a Subsidiary of or was otherwise acquired by the Issuer or any of its Restricted Subsidiaries); provided, however, that at the time that such Restricted Subsidiary is acquired by the Issuer or any of its Restricted Subsidiaries, (i) the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) after giving effect to the incurrence of such Indebtedness pursuant to this clause (14) or (ii) the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would be greater than or equal to such Fixed Charge Coverage Ratio immediately prior to such acquisition, amalgamation, division, consolidation or merger in connection with which such Indebtedness was incurred;
(15)the incurrence or issuance of Indebtedness or Disqualified Stock of the Issuer or Indebtedness or Disqualified Stock of a Guarantor, incurred or issued to finance an acquisition, merger, amalgamation or consolidation or other Investment (or other purchase of assets); provided that either:
(A)after giving pro forma effect to such acquisition, merger, amalgamation, consolidation or other Investment (or other purchase of assets) either (i) the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) after giving effect to the incurrence of such Indebtedness pursuant to this clause (15) or (ii) the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would be greater than or equal to such Fixed Charge Coverage Ratio immediately prior to acquisition, merger, amalgamation, consolidation or other Investment (or other purchase of assets) in connection with which such Indebtedness was incurred; or
(B)the aggregate principal amount at any one time outstanding of such Indebtedness or Disqualified Stock does not exceed the greater of (i) $250.0 million and (ii) 5.0% of Total Assets (calculated as at the time of the incurrence), it being understood that any Indebtedness or Disqualified Stock incurred pursuant to this clause (B) will cease to be deemed incurred or outstanding for purposes of this clause (B) but will be deemed incurred pursuant to Section 4.09(a) or under clause (A) above from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness or Disqualified Stock under Section 4.09(a) or under clause (A)above;
(16)the incurrence of Indebtedness or issuance of Disqualified Stock of the Issuer and the incurrence or issuance of Indebtedness or Disqualified Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100.0% of the cash proceeds received by the Issuer since the Issue Date from contributions to the capital of the Issuer to the extent such cash proceeds have not been applied to make Restricted Payments pursuant to the Section 4.08(a) or to make Permitted Investments (other than Permitted Investments specified in clause (1), (2) or (3) of the definition thereof);
(17)the incurrence of Indebtedness arising out of any Sale/Leaseback Transaction incurred in the ordinary course of business or consistent with industry practice; and
(18)the incurrence by the Issuer or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any one time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (18), not to exceed the greater of (i) $150.0 million and (ii) 1.5% of Total Assets (calculated as at the time of the incurrence of such Indebtedness).
(c)For purposes of determining compliance with this Section 4.09:
(1)in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) of Section 4.09(b), or is entitled to be incurred pursuant to Section 4.09(a), the Issuer will be permitted to divide and classify (or later redivide and reclassify) such item of Indebtedness in whole or in part in any manner that complies with this Section 4.09, including by allocation to more than one other type of Indebtedness, provided that Indebtedness under the Credit Facilities that is outstanding on the Issue Date will be deemed to have been incurred on such date under clause (1) of Section 4.09(b);
(2)the principal amount of Indebtedness outstanding under any clause of this covenant will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness;
(3)in the event an item of Indebtedness or Disqualified Stock (or any portion thereof) is incurred or issued pursuant to Section 4.09(b) on the same date that an item of Indebtedness or Disqualified Stock (or any portion thereof) is incurred or issued under Section 4.09(a), then the Fixed Charge Coverage Ratio will be calculated with respect to such incurrence or issuance under Section 4.09(a) without regard to any incurrence or issuance under Section 4.09(b). Unless the Issuer elects otherwise, the incurrence or issuance of Indebtedness or Disqualified Stock will be deemed incurred or issued first under Section 4.09(a) to the extent permitted, with the balance incurred or issued under Section 4.09(b);
(4)the outstanding principal amount of any particular Indebtedness shall be counted only once, and any obligations arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted;
(5)(A) Indebtedness or Disqualified Stock of any Person (i) existing at the time such Person becomes a Restricted Subsidiary or is merged into, amalgamated with, divided into or consolidated with the Issuer or any of its Restricted Subsidiaries or (ii) assumed in connection with the acquisition of assets from such Person, or (B) Indebtedness secured by a Lien encumbering any asset acquired by such Person (any Indebtedness or Disqualified Stock described in the foregoing clauses (A) and (B), “Acquired Debt”) shall be deemed to have been incurred or issued by a Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary; provided that any such Indebtedness or Disqualified Stock that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon the consummation of the transaction by which such Person becomes a Restricted Subsidiary of the Issuer (or is merged into, amalgamated with, divided into or consolidated with the Issuer or any of its Restricted Subsidiaries, as the case may be) will be deemed not to have been incurred or issued for the purposes of this Section 4.09;
(6)in the event that the Issuer or a Restricted Subsidiary enters into or increases commitments under a revolving credit facility, the Fixed Charge Coverage Ratio, the Total Net Leverage Ratio or the Secured Net Leverage Ratio, as applicable, for borrowings and reborrowings thereunder (including the issuance and creation of letters of credit thereunder) will, at the Issuer’s option as elected on the date the Issuer or a Restricted Subsidiary, as the case may be, enters into or increases such commitments, either (a) be determined on the date of such revolving credit facility or such increase in commitments (assuming that the full amount thereof has been borrowed as of such date), and, if such Fixed Charge Coverage Ratio, Total Net Leverage Ratio or Secured Net Leverage Ratio, as applicable, is satisfied with respect thereto at such time, any borrowing or reborrowing thereunder (and the issuance and creation of letters of credit thereunder) will be permitted under this covenant irrespective of the Fixed Charge Coverage Ratio, the Total Net Leverage Ratio or the Secured Net Leverage Ratio, as applicable, at the time of any borrowing or reborrowing (or issuance or creation of letters of credit thereunder) or (b) be determined on the date such amount is borrowed pursuant to any such facility or increased commitment; and
(7)the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends or the making of any distribution on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this

Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Issuer as accrued.
(d)For purposes of determining compliance with any Euro or other currency-denominated restriction on the incurrence of Indebtedness, the Euro or other currency-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Euro or other currency-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Euro or other currency-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
(e)Neither the Issuer nor any Guarantor will incur any additional Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to the Notes or the applicable Note Guarantee, as the case may be, any other unsecured Indebtedness of such Person unless such additional Indebtedness is also contractually subordinated in right of payment to the Notes or the applicable Note Guarantee, as the case may be, on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.
(f)If any Indebtedness is incurred, or Disqualified Stock is issued, in reliance on a basket measured by reference to a percentage of Total Assets, and any refinancing thereof would cause the percentage of Total Assets to be exceeded if calculated based on the Total Assets on the date of such refinancing, such percentage of Total Assets will not be deemed to be exceeded to the extent the principal amount of such newly incurred Indebtedness or the liquidation preference of such newly issued Disqualified Stock does not exceed the sum of (i) the principal amount of such Indebtedness, the liquidation preference of such Disqualified Stock being refinanced, extended, replaced, refunded, renewed or defeased plus (ii) any accrued and unpaid interest on the Indebtedness, any accrued and unpaid dividends on the Disqualified Stock being so refinanced, extended, replaced, refunded, renewed or defeased plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness or Disqualified Stock and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness or Disqualified Stock or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness or Disqualified Stock.
Section 1.10Liens.
The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any of their assets now owned or hereafter acquired, except Permitted Liens, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with (or prior to) the Obligations so secured until such time as such Obligations are no longer secured by a Lien.
Section 1.11Additional Note Guarantees.
(a)    The Issuer will cause each Restricted Subsidiary that is or becomes an obligor (whether as a borrower or as a guarantor) in respect of Indebtedness under the Credit Facilities (or as a borrower or as a guarantor of Indebtedness represented by any replacement or refinancing of all or a portion of the Indebtedness under the Credit Facilities) to provide a Note Guarantee within 30 days.
(b)    Each Restricted Subsidiary that becomes a Guarantor on or after the Issue Date shall remain a Guarantor for all purposes of this Indenture until its Note Guarantee is released pursuant to Section 10.06.
Section 1.12Additional Amounts.
(a)All payments made by or on behalf of the Issuer or any Guarantor (the Issuer, any Guarantor, and any Person making a payment on their behalf, each a “Payor” and collectively, the “Payors”) under or with respect to the Notes or any Note Guarantee will be made free and clear of and without withholding or deduction for or on account of Taxes imposed or levied by or on behalf of any jurisdiction in which such Payor is organized, resident or carrying on business for tax purposes or from or through which such Payor (or its agents) makes any payment on the Notes or any Note Guarantee or any department or political subdivision thereof (each, a “Relevant Taxing Jurisdiction”), unless such Payor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If a Payor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or any Note Guarantee, such Payor, subject to the exceptions stated below, will pay such additional amounts (“Additional Amounts”) as may be necessary such that the amount received in respect of such payment by each Holder or Beneficial Holder after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder but excluding Taxes on net income) will not be less than the amount the Holder or Beneficial Holder, as the case may be, would have received if such Taxes had not been required to be so withheld or deducted.
(b)A Payor will not, however, pay Additional Amounts to a Holder or Beneficial Holder with respect to:
(1)Taxes giving rise to such Additional Amounts that are imposed by reason of the Holder or the Beneficial Holder (or between a fiduciary, settler, beneficiary, partner, member or shareholder of, or possessor of power over, such Holder or Beneficial Holder, if such Holder or Beneficial Holder is an estate, nominee, trust, partnership, or corporation) being considered as:
(A)having a present or former connection with the Relevant Taxing Jurisdiction, other than by the mere acquisition or holding of such Note, the enforcement of rights thereunder or the receipt of payment in respect thereof;
(B)being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the Relevant Taxing Jurisdiction;
(C)being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;
(D)being or having been a “10-percent shareholder” of the Issuer as defined in Section 871(h)(3) of the Code or any successor provision; or
(E)being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code or any successor provisions;
(2)Taxes giving rise to such Additional Amounts that would not have been imposed but for the failure of such Holder or Beneficial Holder, to the extent such Holder or Beneficial Holder is legally eligible to do so, to timely satisfy any certification, identification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or otherwise establishing the right to the benefit of an exemption from, or reduction in the rate of, withholding or deduction, after receiving a reasonable written advance request from any Payor to so comply, if such compliance is required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes imposed by the Relevant Taxing Jurisdiction;
(3)estate, inheritance, gift, sales, transfer, personal property or any similar Taxes;
(4)Taxes imposed with respect to any payment on a Note to any Person who is a fiduciary or partnership or Person other than the sole beneficial owner of such payment and to the extent the Taxes giving rise to such Additional Amounts would not have been imposed on such payment had the Holder been the Person who is the beneficial owner of such Note;
(5)Taxes imposed on, or deducted or withheld from, payments in respect of the Notes if such payments could have been made without such imposition, deduction or withholding of such Taxes had such Notes been presented for payment (where presentation is required) within 30 days after the date on which such payments or such Notes became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent such Holder or Beneficial Holder would have been entitled to such Additional Amounts had such Notes been presented on the last day of such 30-day period);
(6)Taxes imposed in connection with a Note presented for payment (where presentation is permitted or required for payment) by or on behalf of a Holder or Beneficial Holder who would have been able to avoid such Tax by presenting the relevant Note to, or otherwise accepting payment from, another paying agent;
(7)Taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code, as of the Issue Date (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or
(8)any combination of the foregoing items (1) through (7).
(c)The Payor will pay any stamp, issue, registration, court, documentation, excise or other similar taxes, charges and duties, including any interest, penalties and any similar liabilities with respect thereto, imposed by any Relevant Taxing Jurisdiction at any time in respect of the execution, issuance, registration or delivery of the Notes, any Note Guarantee or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any Relevant Taxing Jurisdiction on any payments made pursuant to the Notes or any Note Guarantee or as a result of, or in connection with, the enforcement of the Notes, any Note Guarantee and/or any other such document or instrument.
(d)The Payor will pay the amount withheld or deducted to the relevant Taxing Authority on a timely basis in accordance with applicable law. The Payor will make commercially reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from the Relevant Taxing Jurisdiction. Upon receiving a reasonable written advance request from the Trustee, the Payor will furnish to the Trustee, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment or, if such receipts are not obtainable using reasonable efforts, other evidence of such payments as is satisfactory to the Trustee.
(e)At least 30 calendar days prior to each date on which any payment under or with respect to the Notes or any Note Guarantee is due and payable, if a Payor will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 35th day prior to the date on which such payment is due and payable, in which case it will be promptly thereafter), the Payor will deliver to the Trustee an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date.
(f)The Payors, jointly and severally, will indemnify and hold harmless the Holders and Beneficial Holders, and, upon written request of any Holder or Beneficial Holder, reimburse such Holder or Beneficial Holder for the amount of (i) any Taxes levied or imposed by a Relevant Taxing Jurisdiction and payable by such Holder or Beneficial Holder in connection with payments made under or with respect to the Notes held by such Holder or Beneficial Holder or under any Note Guarantee; and (ii) any Taxes levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such Holder or Beneficial Holder after such reimbursement will not be less than the net amount such Holder or Beneficial Holder would have received if the Taxes giving rise to the reimbursement described in clauses (i) and/or (ii) had not been imposed; provided, however, that the indemnification or reimbursement obligations provided for in this paragraph shall not extend to Taxes for which the applicable Holder or Beneficial Holder would not have been eligible to receive payment of Additional Amounts hereunder by virtue of clauses (1) through (8) of Section 4.12(b) if the Payor had been required to withhold or deduct from such payments or to the extent such Holder or Beneficial Holder received Additional Amounts with respect to such payments.
(g)The obligations described under this Section 4.12 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any successor Person to any Payor and to any jurisdiction in which such successor is organized or is otherwise resident or doing business for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents. Whenever this Indenture refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note or Note Guarantee, such reference shall include the payment of Additional Amounts or indemnification payments pursuant to this Section 4.12, if applicable.
Section 1.13Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a)The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries; provided that the priority of any preferred stock over common stock in receiving dividends or distributions (upon a liquidation or otherwise) shall not be deemed a restriction on the ability to make distributions on Capital Stock;
(2)make loans or advances to the Issuer or any of its Restricted Subsidiaries; or
(3)sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.
(b)The preceding restrictions of Section 4.13(a) will not apply to encumbrances or restrictions existing under or by reason of:
(1)agreements governing Existing Indebtedness and the Credit Facilities as in effect on the Issue Date;
(2)this Indenture, the Notes and the Note Guarantees;
(3)applicable law, rule, regulation, order, approval, license, permit or similar restriction, including, without any limitation, any encumbrance or restriction existing under, by reason of or with respect to applicable law or any applicable rule, regulation or order in any jurisdiction where Indebtedness or Disqualified Stock of Foreign Subsidiaries permitted to be incurred or issued pursuant to Section 4.09 is incurred or issued;
(4)any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and its subsidiaries; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
(5)customary non-assignment and non-subletting provisions in leases, contracts and licenses entered into in the ordinary course of business;
(6)agreements relating to Purchase Money Obligations, Capital Lease Obligations, Securitization Programs and Sale/Leaseback Transactions that impose restrictions on the property relating thereto of the nature described in Section 4.13(a)(3);
(7)any agreement (A) for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition or (B) for the sale of a particular asset or line of business of a Restricted Subsidiary that imposes restrictions on property subject to an agreement of the nature described in Section 4.13(a)(3);
(8)Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are , in the good faith judgment of the Issuer, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(9)agreements existing on the Issue Date;
(10)Liens permitted to be incurred under Section 4.10 that limit the right of the debtor to dispose of the assets subject to such Liens;
(11)provisions limiting the disposition or distribution of assets or property in joint venture agreements, partnership agreements, shareholder agreements, asset sale agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;
(12)restrictions on cash or other deposits or net worth imposed by customers, suppliers and landlords under contracts entered into in the ordinary course of business;
(13)encumbrances and restrictions contained in contracts entered into in the ordinary course of business not relating to any Indebtedness and that, in the good faith judgment of the Issuer, do not, individually or in the aggregate, detract from the value of, or from the ability of the Issuer and any of its Restricted Subsidiaries to realize the value of, property of the Issuer or any of its Restricted Subsidiaries in any manner material to the Issuer or any of its Restricted Subsidiaries;
(14)any other agreement or instrument governing any Indebtedness or Disqualified Stock permitted to be incurred or issued pursuant to the covenant described under Section 4.09 entered into after the Issue Date that contains encumbrances and restrictions that either (i) are no more restrictive in any material respect, taken as a whole, with respect to the Issuer or any Restricted Subsidiary than (A) the restrictions contained in this Indenture or the Credit Facilities as of the Issue Date or (B) those encumbrances and other restrictions that are in effect on the Issue Date with respect to the Issuer or such Restricted Subsidiary pursuant to agreements governing any Indebtedness or Disqualified Stock in effect on the Issue Date or (ii)

will not materially impair the Issuer’s ability to make payments on the Notes when due, in each case determined in the good faith judgment of the Issuer;
(15)customary restrictions and conditions contained in documents relating to any Lien so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this covenant;
(16)any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such encumbrance and other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and
(17)any encumbrance or restriction with respect to a Restricted Subsidiary of the Issuer that was formerly an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Restricted Subsidiary entered into before the date on which such Restricted Subsidiary was designated a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of such formerly Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of the Issuer or any of its other Restricted Subsidiaries.
Section 1.14Designation of Restricted and Unrestricted Subsidiaries.
(a)The Issuer may designate any Subsidiary of the Issuer that is a Restricted Subsidiary to be an Unrestricted Subsidiary, provided that:
(1)immediately after and giving effect to such designation, no Default or Event of Default shall have occurred and be continuing;
(2)at the time of the designation, the Issuer and its Restricted Subsidiaries could make a Restricted Payment in an amount equal to the Fair Market Value of the Subsidiary so designated in compliance with Section 4.08;
(3)all the Indebtedness of such Subsidiary shall, at the time of such designation and at all times thereafter, consist of Non-Recourse Debt; and
(4)such Subsidiary (or any of its Subsidiaries) does not own any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary of the Issuer.
Any such designation will be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date.
(b)The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that:
(1)immediately after and giving effect to such designation, no Default or Event of Default shall have occurred and be continuing;

(2)such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if such Indebtedness is permitted under Section 4.09;
(3)    the aggregate Fair Market Value of all outstanding Investments owned by the Unrestricted Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and any such designation will only be permitted if the Investment would be permitted at that time in compliance with Section 4.08; and
(4)    all Liens upon property and assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.10.
Section 1.15Transactions with Affiliates.
(a)The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $25.0 million for any Affiliate Transaction or series of related Affiliate Transactions, unless:
(1)the Affiliate Transaction is on terms that are no less favorable in the aggregate to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and
(2)in the case of an Affiliate Transaction or series of related Affiliate Transactions where the aggregate consideration exceeds $40.0 million, the terms of such transaction have been approved in good faith by the Chief Financial Officer of the Issuer, as confirmed in an Officer’s Certificate delivered to the Trustee.
(b)The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.15(a):
(1)transactions between or among the Issuer and its Restricted Subsidiaries;
(2)any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
(3)the performance of obligations of the Issuer or any of its Restricted Subsidiaries under the terms of any agreement to which the Issuer or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as each such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will only be permitted under this clause (3) to the extent that its terms are not materially more disadvantageous, in the aggregate (in the reasonable determination of the Issuer), to the Holders than the terms of the relevant agreement as in effect on the Issue Date;
(4)payment of reasonable directors’ fees;
(5)any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to its Affiliates, or the receipt by the Issuer of any capital contribution from its shareholders or Affiliates;
(6)Restricted Payments that do not violate the provisions of Section 4.08 and Permitted Investments;

(7)transactions between the Issuer or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors or officers is also a director or officer of the Issuer or such Restricted Subsidiary; provided that such director abstains from voting as a director of the Issuer or such Restricted Subsidiary on any such transaction involving such other Person;
(8)any transaction in the ordinary course of business with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(9)the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes to be used by such Person to pay taxes, and which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;
(10)Guarantees of performance by the Issuer and its Restricted Subsidiary of the Issuer’s Unrestricted Subsidiaries in the ordinary course of business, except for Guarantees of Indebtedness;
(11)transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business or consistent with industry practice and otherwise in compliance with the terms of this Indenture that are fair to the Issuer and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(12)payments to or from, and transactions with, any joint venture or Unrestricted Subsidiary in the ordinary course of business or consistent with industry practice (including any Cash Management Obligations related thereto);
(13)any lease entered into between the Issuer or any Restricted Subsidiary, as lessee, and any Affiliate of the Issuer, as lessor, and transactions pursuant to that lease which lease is approved by the Board of Directors or senior management of the Issuer in good faith;
(14)intellectual property licenses in the ordinary course of business or consistent with industry practice;
(15)transactions permitted by, and complying with, Section 5.01 solely for the purpose of reincorporating the Issuer in a new jurisdiction;
(16)transactions undertaken in good faith (as determined by the Board of Directors or certified by senior management of the Issuer in an Officer’s Certificate) for the purposes of improving the consolidated tax efficiency of the Issuer and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture;
(17)(a) pledges and other transfers of Equity Interests in Unrestricted Subsidiaries and (b) any transactions with an Affiliate in which the consideration paid consists solely of Equity Interests of the Issuer;
(18)(a) investments by Affiliates in securities or Indebtedness of the Issuer or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Issuer or such Restricted Subsidiary generally to other investors on the same or more favorable terms and (b) a repurchase of Notes held by an Affiliate of the Issuer if repurchased on the same terms as have been offered to all Holders that are not Affiliates of the Issuer;
(19)transactions in respect of which the Issuer or any of its Restricted Subsidiaries delivers to the Trustee a letter from an independent financial advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiaries from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Issuer or such Restricted Subsidiaries in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate; and
(20)any transaction between the Issuer or any of its Restricted Subsidiaries and any Person that is an Affiliate which is specifically disclosed in the Offering Memorandum.
Section 1.16Offer to Repurchase Upon Change of Control Triggering Event.
(a)If a Change of Control Triggering Event occurs, the Issuer shall be required to make an offer to each Holder to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of that Holder’s Notes in the manner described below (the “Change of Control Offer”). In the Change of Control Offer, the Issuer will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control Triggering Event, the Issuer will deliver electronically or mail by first-class mail, postage prepaid, a notice to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of the Depository (with a copy to the Trustee) (i) describing the transaction or transactions that constitute the Change of Control Triggering Event, (ii) offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, (iii) if such notice is given in advance of the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditioned upon the occurrence of such Change of Control Triggering Event and briefly describing the transaction with respect to which a definitive agreement is in place for the Change of Control and (iv) describing the procedures that Holders must follow to tender Notes for payment and to withdraw an election to tender Notes.
(b)On the Change of Control Payment Date, the Issuer will, to the extent lawful:
(1)accept for payment all Notes or portions of Notes (in integral multiples of €1,000) properly tendered pursuant to the Change of Control Offer, provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than €100,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is €100,000;
(2)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3)deliver or cause to be delivered for cancellation to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.
(c)On the Change of Control Payment Date, the Paying Agent will promptly mail or wire transfer to each Holder properly tendered the Change of Control Payment for such Notes, and the Issuer will execute and issue, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that new Notes will only be issued in minimum amounts of €100,000 and integral multiples of €1,000 in excess thereof. The Issuer will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(d)If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no other interest will be payable to Holders who tender pursuant to the Change of Control Offer.
(e)Notwithstanding clause (a) of this Section 4.16, the Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.16 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant Section 3.07, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer by the Issuer or a third party may be made in advance of a Change of Control Triggering Event, conditioned upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
(f)The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent Rule 14e-1 under the Exchange Act is applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of Rule 14e-1 under the Exchange Act conflict with the provisions of this Section 4.16, the Issuer will comply with Rule 14e-1 under the Exchange Act and will not be deemed to have breached its obligations under the provisions of this Section 4.16 by virtue of such compliance.
(g)Other than as specifically provided in this Section 4.16, any purchase pursuant to this Section 4.16 shall be made pursuant to the provisions of Section 3.02, Section 3.05 and Section 3.06.
(h)If and for so long as the Notes are listed on the Exchange and if and to the extent that the rules of the Exchange so require, the Issuer will notify the Exchange of any Change of Control Offer.
Section 1.17Asset Sales.
(a)The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:
(1)the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement relating to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and
(2)except in the case of a Permitted Asset Swap, if the assets or Equity Interests issued or sold or otherwise disposed of have a Fair Market Value in excess of $75.0 million, at least 75% of the consideration received in the Asset Sale, together with all consideration received in other Asset Sales since the Issue Date (on a cumulative basis) by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:
(A)any liabilities of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee), as shown on the Issuer’s most recent internally available annual or quarterly balance sheet (or in the notes thereto), that are assumed by the transferee of any such assets and from which the Issuer or such Restricted Subsidiary has been unconditionally released by all applicable creditors in writing;

(B)any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are within 180 days of the applicable Asset Sale, subject to ordinary settlement periods, converted by the Issuer or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and
(C)any Designated Non-cash Consideration received by the Issuer or any such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) (other than items received and not yet liquidated pursuant to clause (B) above that are at the time outstanding), not to exceed the greater of $200.0 million and 5.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
(b)Within 450 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or any Restricted Subsidiary) may apply an amount equal to such Net Proceeds to any combination of the following purposes:
(1)to permanently repay, prepay, redeem or repurchase any Indebtedness (a) under the Credit Facilities or (b) that is secured by a Lien (other than any such Indebtedness that is subordinate in right of payment to the Notes or any Note Guarantee), and if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto;
(2)to repay, prepay, redeem, purchase or repurchase any other Indebtedness that is not Subordinated Debt; provided, however, that the Issuer shall also (a) equally and ratably reduce the aggregate principal amount of Notes outstanding through open market purchases of the Notes, or (b) offer to equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase a pro rata principal amount of Notes, in each case at a price equal to 100% of the principal amount of Notes tendered to such offer, plus accrued and unpaid interest, if any, to the date of purchase;
(3)to acquire Permitted Assets; or
(4)to make capital expenditures.
(c)Notwithstanding the foregoing, in the event the Issuer or any of its Restricted Subsidiaries enters into a binding agreement committing to make an acquisition, expenditure or investment in compliance with clauses (3) or (4) of Section 4.17(b) within 365 days after the receipt of any Net Proceeds from an Asset Sale, such commitment will be treated as a permitted application of the Net Proceeds from the date of the execution of such agreement until the earlier of (i) the date on which such acquisition or investment is consummated or such expenditure made or such agreement is terminated, and (ii) the 180th day after the date on which such binding commitment was entered into.
(d)Pending the final application of any Net Proceeds, the Issuer and its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.
(e)Notwithstanding the foregoing, if an Asset Sale is the result of an involuntary expropriation, nationalization, taking or similar action by or on behalf of any governmental authority, such Asset Sale need not comply with clauses (1) and (2) of Section 4.17(a). In addition, the proceeds of any such Asset Sale shall not be deemed to have been received (and the 365-day period in which to apply any Net Proceeds shall not begin to run) until the proceeds to be paid by or on behalf of the governmental authority have been paid in cash to the Issuer or the Restricted Subsidiary making such Asset Sale and if any litigation, arbitration or other action is brought contesting the validity of or any other matter relating to any such expropriation, nationalization, taking or other similar action, including the amount of the compensation to be paid in respect thereof, until such litigation, arbitration or other action is finally settled or a final judgment or award has been entered and any such judgment or award has been collected in full.
(f)Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.17(b) will constitute “Excess Proceeds.” Not later than the 366th day after any Asset Sale, if the aggregate amount of Excess Proceeds exceeds $75.0 million, the Issuer will make an offer (an “Asset Sale Offer”) to all Holders and all holders of other Pari Passu Indebtedness containing requirements similar to those set forth in this Section 4.17 with respect to offers to purchase or redeem such other Pari Passu Indebtedness with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount (or accreted value in the case of any such other Pari Passu Indebtedness, as the case may be, issued with a significant original issue discount) plus accrued and unpaid interest to the Asset Sale Purchase Date (as defined below), and will be payable in cash. If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis (subject to the procedures of the Depository), on the basis of the aggregate principal amounts (or accreted values) tendered in round denominations (which in the case of the Notes will be minimum denominations of €100,000 principal amount or multiples of €1,000 in excess thereof; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than €100,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is €100,000). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
(g)If the Asset Sale Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no other interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
(h)The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Issuer will apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness required to be offered for purchase pursuant to this Section 4.17 (the “Asset Sale Offer Amount”) or, if less than the Asset Sale Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Sale Offer.
(i)Without limiting the foregoing:
(1)any Holder may decline any offer of prepayment pursuant to this Section 4.17; and
(2)the failure of any such Holder to accept or decline any such offer of prepayment shall be deemed to be an election by such Holder to decline such prepayment.
(j)The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent Rule 14e-1 under the Exchange Act is applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of Rule 14e-1 under the Exchange Act conflict with the provisions of this Section 4.17, the Issuer will comply with Rule 14e-1 under the Exchange Act and will not be deemed to have breached its obligations under the provisions of this Section 4.17 by virtue of such compliance.

(k)Notwithstanding the foregoing, any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, will be governed by Article 5 and will not be subject to the provisions in this Section 4.17.
Section 1.18Effectiveness of Covenants.
(a)If on any date following the Issue Date:
(1)the Notes are rated Investment Grade by both Designated Rating Organizations or by one Designated Rating Organization and S&P; and
(2)no Default or Event of Default shall have occurred and be continuing,
(the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as an “Investment Grade Rating Event”) then, beginning on that day and at all times thereafter, the covenants described in Section 4.08, Section 4.09, Section 4.11, Section 4.13, Section 4.15, Section 4.17 and Section 5.01(a)(4) will cease to apply to the Issuer and its Restricted Subsidiaries and will no longer have effect.
(b)For the avoidance of doubt, such covenants shall not be reinstated even if following an Investment Grade Rating Event one of the Designated Rating Organizations which rates the Notes withdraws its Investment Grade rating, or downgrades the rating assigned to the Notes below an Investment Grade rating, or ceases to rate the Notes.
Section 1.19Maintenance of Listing. The Issuer will use commercially reasonable efforts to obtain and maintain the listing of the Notes on the Exchange for so long as any Notes are outstanding; provided that if the Issuer is unable to obtain admission to listing of the Notes on the Exchange or if at any time the Issuer is unable to maintain such listing, it will use its commercially reasonable efforts to obtain a listing of the Notes on another recognized stock exchange.
Article 5
SUCCESSORS
Section 1.01Amalgamation, Merger, Division, Consolidation or Sale of Assets.
(a)The Issuer will not, in any transaction or series of transactions: (1) amalgamate, merge, divide or consolidate with or into another Person (whether or not the Issuer is the surviving or resulting Person); or (2) sell, assign, transfer, convey, lease, allocate, divide or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:
(1)either (a) the Issuer is the surviving or resulting entity; or (b) the Person formed by or surviving any such amalgamation, merger, division or consolidation (if other the Issuer) or to which such sale, assignment, transfer, conveyance, lease, allocation, division or other disposition has been made (in each case, the “Successor Person”) is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia, the United Kingdom or any member state of the European Union (and, if such entity is not a corporation or limited liability company, a co-issuer of the Notes is a corporation organized or existing under such laws);
(2)the Successor Person (if other than the Issuer) assumes all the obligations of the Issuer under the Notes, the Note Guarantee and this Indenture, as applicable, either by operation of law or pursuant to an assumption agreement or other instrument reasonably satisfactory to the Trustee;
(3)immediately after such transaction or series of transactions, and giving pro forma effect to any related financing transactions, no Default or Event of Default exists;

(4)on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) the Successor Person (if other than the Issuer) will be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a)(1) or (b) the Fixed Charge Coverage Ratio is equal to or greater than it was immediately prior thereto; and
(5)the Issuer or the Successor Person (if other than the Issuer) has delivered to the Trustee (i) an Opinion of Counsel stating that such transaction and, if an assumption agreement or other instrument is required in connection with such transaction, such assumption agreement or other instrument complies with clauses (1) and (2) of this Section 5.01(a), and (ii) an Officer’s Certificate stating that all conditions precedent contained in this Indenture relating to such transaction have been complied with.
(b)A Guarantor may not, in any transaction or series of transactions: (1) amalgamate, consolidate, divide or merge with or into another Person (whether or not such Guarantor is the surviving or resulting Person); or (2) sell, assign, transfer, convey, lease, allocate, divide or otherwise dispose of all or substantially all of its properties or assets to another Person, other than the Issuer or a Guarantor (in the case of either (1) or (2) above), unless:
(1)immediately after giving effect to that transaction, and giving pro forma effect to any related financing transactions, no Default or Event of Default exists;
(2)either:
(A)the Person (the “Successor Guarantor”) acquiring the property in any such sale, assignment, transfer, conveyance, lease, allocation, division or other disposition or the Person formed by or surviving any such amalgamation, merger, division or consolidation (if other than the Guarantor) assumes all the obligations of that Guarantor under its Note Guarantee, either by operation of law or pursuant to an assumption agreement or other instrument reasonably satisfactory to the Trustee; or
(B)the Net Proceeds of such sale, assignment, transfer, conveyance, lease or other disposition are applied in accordance with Section 4.17; and
(3)the Issuer has delivered to the Trustee (i) an Opinion of Counsel stating that such transaction and, if an assumption agreement or other instrument is required in connection with such transaction, such assumption agreement or other instrument complies with clauses (1) and (2) of this Section 5.01(b) and (ii) an Officer’s Certificate stating that all conditions precedent contained in this Indenture relating to such transaction have been complied with;
(c)The provisions of this Section 5.01 will not apply to:
(1)a merger or amalgamation of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction in the United States, any state of the United States or the District of Columbia, the United Kingdom or any member state of the European Union;
(2)the conversion into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of a jurisdiction in the United States, the United Kingdom or any member state of the European Union (and in the case of the Issuer, if such entity is not a corporation or limited liability company, a co-issuer of the Notes is a corporation organized or existing under such laws);
(3)a change of name; or

(4)any consolidation, amalgamation, division or merger, or any sale, assignment, transfer, conveyance, lease, allocation, division or other disposition of assets between or among the Issuer and the Guarantors or between or among the Guarantors.
Section 1.02Successor Entity Substituted.
Upon any amalgamation, merger, consolidation, sale, assignment, transfer, lease, allocation, division or other disposition of all or substantially all of the properties or assets of the Issuer or a Guarantor in accordance with Section 5.01, the Issuer or a Guarantor, as the case may be, will be released from its obligations under this Indenture and the Notes or its Note Guarantee, as the case may be, and the Successor Person or the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of the Issuer or the applicable Guarantor, as the case may be, under this Indenture, the Notes and such Note Guarantee; provided that, in the case of a lease of all or substantially all its assets, the Issuer will not be released from the obligation to pay the principal of and interest on the Notes, and a Guarantor will not be released from its obligations under its Note Guarantee.
If and for so long as any Notes are listed on the Exchange and if and to the extent the rules of the Exchange so require, the Issuer will publish a notice of any consolidation or merger described above, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, described above, to the extent and in the manner permitted by such rules, on the official website of the Exchange (http://www.tisegroup.com/) and, for so long as the rules of the Exchange so require, notify the Exchange of any such transaction.
Article 6
DEFAULTS AND REMEDIES
Section 1.01Events of Default.
(a)Each of the following is an “Event of Default”:
(1)default for 30 days in the payment when due of interest on the Notes;
(2)default in the payment when due (at Stated Maturity, upon redemption, required repurchase or otherwise) of the principal of, or premium, if any, on, the Notes;
(3)failure by the Issuer or any of its Restricted Subsidiaries to comply with Section 4.16, Section 4.17 or Section 5.01;
(4)failure by the Issuer to comply with Section 4.06 and such failure continues for 120 days after notice to the Issuer by the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding;
(5)failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other agreements in this Indenture;
(6)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee exists prior to the Issue Date, or is created after the Issue Date, if that default:
(A)is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, which remains outstanding or the maturity of which has been so accelerated, aggregates an amount greater than $100.0 million, provided that if any such Payment Default is cured or waived or any such acceleration is rescinded, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;
(7)failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments become final and non-appealable or, in the event such judgments have been bonded to the extent required pending appeal, after the date such judgments become nonappealable;
(8)except as permitted by this Indenture, any Note Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary or any Person acting on behalf of any such Guarantor shall deny or disaffirm its obligations under its Note Guarantee;
(9)the Issuer or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:
(A)commences a voluntary case or proceeding to be adjudicated bankrupt or insolvent;
(B)applies for or consents to the institution of bankruptcy or insolvency proceedings against it, or files a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;
(C)applies for or consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its assets;
(D)makes a general assignment for the benefit of its creditors; or
(E)generally is not paying its debt as they become due; and
(10)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)is for relief against the Issuer or any of its Significant Subsidiaries as debtor in an involuntary case or proceeding;
(B)appoints a Bankruptcy Custodian of the Issuer or any of its Significant Subsidiaries or a Bankruptcy Custodian for all or substantially all of the assets of such Issuer or any of its Significant Subsidiaries; or
(C)orders the liquidation of the Issuer or any of its Significant Subsidiaries;
and the order or decree remains unstayed and in effect for 60 consecutive days.
Section 1.02Acceleration.

(a)If an Event of Default specified in clause (9) or (10) of Section 6.01(a) has occurred and is continuing, then the principal amount (and premium, if any) of, and accrued and unpaid interest on, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare to be immediately due and payable, by notice in writing to the Issuer and (if given by the Holders) to the Trustee, the principal amount (and premium, if any) of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration.
(b)A notice of an Event of Default may not be given with respect to any action, omission or other event reported publicly or to Holders more than two years prior to such notice of an Event of Default.
(c)The Holders of a majority in aggregate principal amount of the Notes then outstanding may waive all past Defaults (except with respect to non-payment of the principal of, interest and premium (if any) on the Notes) and rescind and annul such declaration and its consequences if: (i) all existing Events of Default, other than the non-payment of the principal of, interest and premium (if any) on the Notes that have become due solely by the declaration of acceleration, have been cured or waived; and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
Section 1.03Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 1.04Waiver of Past Defaults.
The Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may on behalf of all Holders waive any existing Default and its consequences hereunder, except:
(1)    a continuing Default in the payment of the principal, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer); and
(2)    a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected, provided that, subject to Section 6.02, the Holders of a majority in principal amount of the then outstanding Notes may rescind and annul an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 1.05Control by Majority.
The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture, the Notes or any Note Guarantee, or that the Trustee determine in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.
Section 1.06Limitation on Suits.
Except to enforce payment of the principal of, and premium (if any) or interest on any Note on or after the Stated Maturity of such Note (after giving effect to the grace period specified in Section 6.01(a)(1)), a Holder will not have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless the Trustee:
(a)shall have failed to act for a period of 60 days after receiving written notice of a continuing Event of Default from such Holder and a request to act from Holders of at least 25% in aggregate principal amount (and premium, if any) of the Notes then outstanding;
(b)has been offered indemnity and funding thereof, if requested, satisfactory to it; and
(c)during such 60 day period, has not received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
Section 1.07Rights of Holders to Receive Payment.
Notwithstanding any other provision of the Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (after giving effect to the grace period specified in Section 6.01(a)(1)), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 1.08Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(a)(1) or Section 6.01(a)(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and any other obligor on the Notes for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.
Section 1.09Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Guarantors, Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
Section 1.10Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 1.11Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 1.12Trustee May File Proofs of Claim.
The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and their agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, their agents and counsel, and any other amounts due the Trustee under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 1.13Priorities.
If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:
(1)to the Trustee and its agents and attorneys for amounts due under Section 7.06, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
(2)to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
(3)to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Issuer and to each Holder in the manner set forth in Section 12.02.
Section 1.14Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.
Article 7
TRUSTEE
Section 1.01Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(1)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liabilities for its own negligent action, their own negligent failure to act, or their own willful misconduct, except that:
(1)this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.
(e)Subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes and the Note Guarantees at the request or direction of any of the Holders unless such Holders have offered to the Trustee funding and indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 1.02Rights of Trustee.
(a)The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel, investment bankers, accountants or other professionals of its selection and the advice of such counsel, investment bankers, accountants or other professionals or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor.
(f)None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it.
(g)Except in the case of a Default in the payment of principal of, or premium, if any, or interest on, any Note that is to be paid by the Trustee, as paying agent, the Trustee shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Trustee shall have received written notice from the Issuer or a Holder describing such Default or Event of Default, and stating that such notice is a notice of default.
(h)In no event shall the Trustee be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in its capacity hereunder, and each Agent and other Person employed to act hereunder; provided that (i) an Agent or other Person employed to act hereunder shall only be liable to the extent of its gross negligence or willful misconduct; and (ii) in and during an Event of Default, only the Trustee, and not any Agent or other Person employed to act hereunder, shall be subject to the prudent person standard.

(j)The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(k)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
Section 1.03Individual Rights of Trustee.
The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee or such Agent. However, in the event that the Trustee acquires any conflicting interest within the meaning of Trust Indenture Act Section 310(b) it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee are also subject to Section 7.09 hereof.
Section 1.04Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.
Section 1.05Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee (and provided that the Registrar has complied with Section 2.05 hereof), the Trustee shall send to Holders a notice of the Default or Event of Default within 90 days after it occurs, in the case of a Default, or within 30 days after a Responsible Officer of the Trustee becomes aware the Event of Default, in the case of an Event of Default. Except in the case of a Default or Event of Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default or Event of Default if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.
Section 1.06Compensation and Indemnity.
(a)The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee and any Agent from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Agents promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. The Trustee and Agents shall provide the Issuer reasonable notice of any expenditure not in the ordinary course of business.
(b)The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee, the Agents and their respective officers, directors, employees and agents (the “Indemnified Parties,” and each an “Indemnified Party”) for, and hold each Indemnified Party and any predecessors harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any Guarantor (including this Section 7.06)) or defending itself against any claim whether asserted by any

Holder, the Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. An Indemnified Party shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by an Indemnified Party to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and an Indemnified Party may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by (i) the Trustee through the Trustee’s own willful misconduct, negligence or bad faith or (ii) any Agent or officer, director, employee and agent of the Trustee or Agent for its willful misconduct, gross negligence or bad faith.
(c)The obligations of the Issuer and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or Agent, as applicable.
(d)To secure the payment obligations of the Issuer and the Guarantors in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
(e)When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 1.07Replacement of Trustee.
(a)A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time by giving 30 days’ prior written notice of such resignation to the Issuer and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee, as applicable, and the Issuer in writing. The Issuer may remove the Trustee if:
(1)    the Trustee fails to comply with Section 7.09;
(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)    a receiver or public officer takes charge of the Trustee or its property; or
(4)    the Trustee becomes incapable of acting.
(b)If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor Trustee, as applicable. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Issuer.
(c)If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(d)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee, as applicable.

(e)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.
(f)As used in this Section 7.07, the term “Trustee” shall also include each Agent; provided that the resignation or removal of an Agent shall be effective immediately with 30 days prior written notice to the Issuer and the Trustee and the tender to the Trustee of the Note Register by the Registrar or any funds held by the Paying Agent pursuant to this Indenture
Section 1.08Successor Trustee by Merger, etc.
If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another organization or entity, the successor organization or entity without any further act shall be the successor Trustee or any Agent, as applicable, subject to Section 7.09.
Section 1.09Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a organization or entity organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus (together with its affiliates) of at least $50,000,000 as set forth in its most recent published annual report of condition.
Article 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 1.01Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuer may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 1.02Legal Defeasance and Discharge.
(a)Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to this Indenture, all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) through (4) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(1)the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to this Indenture;

(2)the Issuer’s obligations concerning issuing temporary or interim Notes, mutilated, destroyed, lost, or stolen Notes and the maintenance of a registrar and paying agent in respect of the Notes;
(3)the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and
(4)this Section 8.02.
(b)Following the Issuer’s exercise of their Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.
(c)Subject to compliance with this Article 8, the Issuer may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.
Section 1.03Covenant Defeasance.
Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.05, 4.06, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.19 and clause (4) of Section 5.01(a) with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Issuer and its Restricted Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(a), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, an Event of Default specified in Section 6.01(a)(3) (only with respect to Section 4.16 and Section 4.17 and, in the case of Article 5, that resulted solely from the failure of the Issuer to comply with clause (4) of Section 5.01(a)), Section 6.01(a)(4), Section 6.01(a)(5) (only with respect to covenants that are released as a result of such Covenant Defeasance), Section 6.01(a)(6), Section 6.01(a)(7), Section 6.01(a)(8), Section 6.01(a)(9) (solely with respect to Significant Subsidiaries) and Section 6.01(a)(10) (solely with respect to Significant Subsidiaries), in each case, shall not constitute an Event of Default.
Section 1.04Conditions to Legal or Covenant Defeasance.
(a)The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:
(1)the Issuer must deposit or cause to be deposited with the Trustee as trust funds or property in trust for the purpose of making payment on such Notes an amount of cash or Government Securities as will, together with the income to accrue thereon and reinvestment thereof, be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay, satisfy and discharge the entire principal, interest, if any, premium, if any and any other sums due to the Stated Maturity or an optional redemption date of the Notes;

(2)no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowing);
(3)the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over its other creditors or with the intent of defeating, hindering, delaying, or defrauding any of its other creditors or others;
(4)in the case of Legal Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel acceptable to the Trustee in its reasonable judgment confirming that, subject to customary assumptions and exclusions, (a) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the Holders of outstanding Notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Legal Defeasance had not occurred;
(5)in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel acceptable to the Trustee in its reasonable judgment to the effect that, subject to customary assumptions and exclusions, the Holders of outstanding Notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(6)the Issuer must satisfy the Trustee that it has paid, caused to be paid or made provisions for the payment of all applicable expenses of the Trustee;
(7)the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound; and
(8)the Issuer must deliver to the Trustee an Officer’s Certificate stating that all conditions precedent herein provided relating to the Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.
Section 1.05Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
(a)Any funds or Government Securities deposited with the Trustee pursuant to the above provisions shall be (a) denominated in the currency or denomination of the Notes in respect of which such deposit is made, (b) irrevocable, and (c) made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustee and which provides for the due and punctual payment of the principal of, premium, if any, and interest on the Notes being defeased.
(b)If the Trustee or Paying Agent is unable to apply any funds or Government Securities in accordance with the above provisions by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer and the Guarantors’ obligations under this Indenture (including the Note Guarantees, as applicable) and the affected Notes shall be revived and reinstated as though no funds or Government Securities had been deposited pursuant to the above provisions until such time as the Trustee is permitted to apply all such funds or Government Securities in accordance with the above provisions, provided that if the Issuer or any Guarantor has made any payment in respect of principal of, premium, if any, or interest on Notes or, as applicable, other amounts because of the reinstatement of its obligations, the Issuer and such Guarantor, as applicable, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the funds or Government Securities held by the Trustee
(c)The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.
(d)Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 1.06Repayment to the Issuer.
Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
Section 1.07Reinstatement.
If the Trustee or Paying Agent is unable to apply any Euros or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Issuer make any payment of principal, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.
Article 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 1.01Without Consent of Holders.
(a)Notwithstanding Section 9.02, without the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:
(1)to cure any ambiguity, defect or inconsistency;
(2)to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);
(3)to provide for the assumption of any Issuer’s or a Guarantor’s obligations to Holders in the case of an amalgamation, merger, division or consolidation or sale of all or substantially all of an Issuer’s or a Guarantor’s assets or otherwise to comply with Section 5.01;
(4)to comply with the rules of any applicable depository;

(5)to add any additional Guarantors or to evidence the release of any Guarantor from its obligations under its Note Guarantee to the extent that such release is permitted by this Indenture, or to secure the Notes and the Note Guarantees;
(6)to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in such “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees;
(7)to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;
(8)to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder; or
(9)to evidence or provide for the acceptance of appointment under this Indenture of any successor Trustee.
(b)Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 12.03, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
Section 1.02With Consent of Holders.
(a)Except as provided in Section 9.01 and this Section 9.02, this Indenture, the Notes and the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Section 6.04 and Section 6.07, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purpose of this Section 9.02.
(b)Upon the request of the Issuer, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 12.03, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
(c)The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment, supplement or waiver under this Section 9.02. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender. After an amendment, supplement or waiver under this Indenture becomes effective, the Issuer shall give to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of any such amendment, supplement or waiver.

(d)Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):
(1)reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2)reduce the principal of any Note or extend the final maturity thereof;
(3)reduce the rate of or change the time for payment of interest on any Note;
(4)reduce the premium payable upon the redemption of any Note or alter or waive any provision (other than with respect to the timing of notices) with respect to the redemption of Notes as described under Section 3.07 (it being understood that the provisions described under Section 4.16 and Section 4.17 and the related definitions are not subject to this clause);
(5)make any Note payable in a currency other than that stated in the Notes;
(6)waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes with respect to a non-payment default and a waiver of the payment default that resulted from such acceleration);
(7)impair the right of any Holder to receive payments of principal of, or interest or premium, if any, on the Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
(8)modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the Holders;
(9)release the Issuer or any Guarantor that is a Significant Subsidiary within the meaning of clause (1) of the definition thereof from any of its obligations under its Note Guarantee or this Indenture other than, in the case of a Guarantor, in accordance with the terms of this Indenture; or
(10)modify the amendment or waiver provisions under this Article 9.
Section 1.03Revocation and Effect of Consents.
(a)Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
(b)The Issuer may, but shall not be obligated to, fix a record date pursuant to Section 1.04 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.
Section 1.04Notation on or Exchange of Notes.
(a)The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the

Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
(b)Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 1.05Trustee to Sign Amendments, etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.03, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof. Notwithstanding the foregoing, no Opinion of Counsel shall be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.
Article 10
GUARANTEES
Section 1.01Guarantee.
(a)Subject to this Article 10, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee, Agents and their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders, the Trustee or Agents hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise collectively, the “Guaranteed Obligations.” Failing payment by the Issuer when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.
(c)Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, Agents or any Holder in enforcing any rights under this Section 10.01.
(d)If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the

Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(e)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.
(f)Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(g)In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(h)Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
Section 1.02Limitation on Guarantor Liability.
(a)Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. In addition, each Note Guarantee will only cover those liabilities and will be limited to the maximum amount that can be guaranteed by the relevant Guarantor without rendering the relevant Note Guarantee, as it relates to that Guarantor, voidable or otherwise ineffective, unlawful or limited under applicable law or causing the directors of such Guarantor to be held in breach of applicable corporate or commercial law. Each Guarantor that makes a payment under its Note Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture (subject to the limitation in the preceding sentence) to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.
(b)Limitation on French Guarantors.

(1)The liability of a Guarantor incorporated in France (a “French Guarantor”) in respect of the Note Guarantee or any other indemnity provided under this Indenture shall be limited to (x) payment obligations under this Indenture and (y) up to the amount of the proceeds of the Notes that have been directly or indirectly made available to such French Guarantor (or any of its subsidiaries) via intercompany loans that are outstanding and owed by such French Guarantor (or any of its subsidiaries) under such intercompany loans on the date a payment is requested to be made by such French Guarantor under this Indenture; it being specified that any payment made by the French Guarantor under the Note Guarantee will reduce pro tanto the outstanding amounts due by such French Guarantor, and/or its direct or indirect subsidiaries (if any), under the intercompany loans, referred to above;
(2)The obligations and liabilities of the French Guarantor with respect to the Note Guarantee or any other indemnity provided under this Indenture:
(a)shall not include any obligation or liability which if incurred (i) would constitute the provision of financial assistance rules as set out in Article L.225-216 of the French Commercial Code and/or (ii) would constitute a misuse of corporate assets within the meaning of Articles L.241-3, L.242-6 and L.244-1 of the French Code de Commerce or any other law or regulations having the same effect, as interpreted by French courts and/or (iii) would exceed its financial capacity; and
(b)It is acknowledged that each French Guarantor is not acting jointly and severally with the Issuer and/or the other Guarantors as to their obligations pursuant to the guarantee given in accordance with this Article 10 (Guarantee).
Section 1.03Execution and Delivery.
(a)To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.
(b)Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.
(c)If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantees shall be valid nevertheless.
(d)The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
(e)If required by Section 4.11, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.11 and this Article 10, to the extent applicable.
Section 1.04Subrogation.
Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.
Section 1.05Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
Section 1.06Release of Note Guarantees.
(a)A Guarantor will be automatically and unconditionally released from its obligations under its Note Guarantee upon the occurrence of any of the following:
(1)in the event of (i) a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of consolidation, merger, amalgamation, division or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, or (ii) a sale or other disposition of the Capital Stock of such Guarantor such that it ceases to be a Restricted Subsidiary, in the case of each of the foregoing subclauses (i) and (ii) to the extent that such sale or other disposition is permitted under this Indenture;
(2)if the Issuer designates that Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.14(a), upon the effectiveness of such designation;
(3)if it ceases to be an obligor (whether as borrower or as a guarantor) in respect of Indebtedness under the Credit Facilities (or as a borrower or as a guarantor of Indebtedness represented by any replacement or refinancing of all or a portion of the Indebtedness under the Credit Facilities), except a release or discharge by or as a result of payment under a Guarantee under the Credit Facilities;
(4)upon payment in full in cash of the principal of, accrued and unpaid interest and premium (if any) on, the Notes; or
(5)upon the Issuer exercising its legal defeasance or covenant defeasance option set forth in Article 8 or the Issuer’s obligations under this Indenture otherwise being discharged as set forth in Article 11.
(b)At the written request of the Issuer and upon delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction or release have been complied with, the Trustee shall execute and deliver any documents reasonably required in order to confirm such release, discharge and termination in respect of the applicable Note Guarantee.
Article 11
SATISFACTION AND DISCHARGE
Section 1.01Satisfaction and Discharge.
This Indenture will cease to be of further effect as to all Notes issued thereunder (except as to any surviving rights of registration or transfer or exchange of Notes expressly provided for in this Indenture) when:
(a)either:
(1)all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or
(2)all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in Euros, Government Securities, or a combination of cash in Euros and Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay and discharge the principal, premium, if any, and accrued interest to the date of final maturity or redemption;
(b)no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer or any Restricted Subsidiary is a party or by which the Issuer or any Restricted Subsidiary is bound;
(c)the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer under this Indenture; and
(d)the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at final maturity or the redemption date, as the case may be.
In addition, the Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) above, the provisions of Section 11.02 and Section 8.06 shall survive.
Section 1.02Application of Trust Money.
(a)Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.
(b)If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.
Article 12
MISCELLANEOUS
Section 1.01Concerning the Trust Indenture Act .
Except with respect to specific provisions of the Trust Indenture Act expressly referenced in the provisions of this Indenture, the Trust Indenture Act shall not be applicable to, and shall not govern this Indenture, the Notes and the Notes Guarantees.
Section 1.02Notices.

(a)Any notice or communication to the Issuer, any Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:
if to the Issuer or any Guarantor:
c/o UGI International, LLC
460 North Gulph Road
King of Prussia, Pennsylvania 19406
Fax No.: (610) 992-3258
Attention: Treasurer and General Counsel

with a copy to:
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attention: Ian D. Schuman and Stelios Saffos

if to the Trustee:
U.S. Bank National Association
Two Liberty Place
50 South 16th Street, Suite 2000
Mail Station: EX-PA –WB5P
Philadelphia, Pennsylvania 19102
Fax No.: (215) 761-9412
Attention: Corporate Trust Department

The Issuer, any Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.
(b)All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
(c)Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
(d)Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
(e)Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository for such Note (or its designee), according to the applicable procedures of such Depository, if any, prescribed for the giving of such notice.

(f)The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.
(g)All notices, approvals, consents, requests and any communications to the Trustee hereunder must be in writing in English and must be in the form of a document that is signed manually or by way of an electronic signature (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other electronic signature provider acceptable to the Trustee). Electronic signatures believed by the Trustee to comply with the ESIGN ACT of 2000 or other applicable law shall be deemed original signatures for all purposes. If the Issuer chooses to use electronic signatures to sign documents delivered to the Trustee, the Issuer agrees to assume all risks arising out of its use of electronic signatures, including without limitation the risk of the Trustee acting on an unauthorized document and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any document signed via electronic signature.
(h)If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
(i)If the Issuer mails a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.
Section 1.03Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall (upon the Trustee’s request) furnish to the Trustee:
(1)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that (A) subject to Section 12.04, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit B and (B) no Opinion of Counsel pursuant to this Section shall be required in connection with the issuance of Notes on the Issue Date.
Section 1.04Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.07) shall include:
(1)a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
(4)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 1.05Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 1.06No Personal Liability of Directors, Officers, Employees, Incorporators or Stockholders.
No director, officer, employee, incorporator or holder of Capital Stock of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 1.07Governing Law.
THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 1.08Waiver of Jury Trial.
EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 1.09Force Majeure.
In no event shall any Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, earthquakes, epidemics, economic sanctions or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances (and performance times or deadlines under this Indenture shall be extended as reasonably necessary because of any delay that is excusable under this Section 12.09).
Section 1.10No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or their Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 1.11Successors.
All agreements of the Issuer in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.
Section 1.12Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 1.13Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic shall be deemed to be their original signatures for all purposes. Except with respect to authentication of the Notes by the Trustee or an authenticating agent, the words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
Section 1.14Table of Contents, Headings, etc.
The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 1.15Facsimile and PDF Delivery of Signature Pages.
The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 1.16U.S.A. PATRIOT Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.
Section 1.17Payments Due on Non-Business Days.
In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.
Section 1.18Submission to Jurisdiction.
Each Guarantor not organized in the United States shall appoint Corporation Service Company, 1180 6th Avenue #120, New York, New York 10036, as its agent for service of process in any suit, action or proceeding with respect to this Indenture, the Notes and the Note Guarantees and for actions brought under the U.S. federal or state securities laws brought in any U.S. federal or state court located in the Borough of Manhattan in the County and City of New York. Each Guarantor irrevocably and unconditionally submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in the County and City of New York in any suit, action or proceeding arising out of or relating to this Indenture, the Notes or the Note Guarantees and for actions brought under the U.S. federal or state securities laws. Service of any process on Corporation Service Company in any such action (and written notice of such service to the Issuer) shall be effective service of process against any Guarantor for any suit, action or proceeding brought in any such court. Each Guarantor irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon each Guarantor and may be enforced in any other courts to whose jurisdiction each Guarantor is or may be subject, by suit upon judgment. Each Guarantor further agrees that nothing herein shall affect any Holder’s right to effect service of process in any other manner permitted by law or bring a suit action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.
Section 1.19Judgment Currency.
(a)If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under this Indenture to the Holder from Euros to another currency, the Issuer and each Guarantor have agreed, and each Holder by holding such Note will be deemed to have agreed, to the fullest extent that the Issuer, each Guarantor and they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Holder could purchase Euros with such other currency in the London foreign exchange markets on the Business Day preceding the day on which final judgment is given.
(b)The Issuer’s and Guarantors’ obligations to any Holder will, notwithstanding any judgment in a currency (the “Judgment Currency”) other than Euros, be discharged only to the extent that on the Business Day following receipt by such Holder or the Trustee, as the case may be, of any amount in such Judgment Currency, such Holder may in accordance with normal banking procedures purchase Euros with the Judgment Currency. If the amount of the Euros so purchased is less than the amount originally to be paid to such Holder or the Trustee in the Judgment Currency (as determined in the manner set forth in the preceding paragraph), as the case may be, each of the Issuer and the Guarantors, jointly and severally, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder and the Trustee, as the case may be, against any such loss. If the amount of the Euros so purchased is more than the amount originally to be paid to such Holder or the Trustee, as the case may be, such Holder or the Trustee, as the case may be, will pay the Issuer and the Guarantors, such excess; provided that such Holder or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a Default under the Notes or this Indenture has occurred and is continuing or if the Issuer or the Guarantors shall have failed to pay any Holder or the Trustee any amounts then due and payable under such Note or this Indenture, in which case such excess may be applied by such Holder or the Trustee to such Obligations.
Section 1.20Contractual Acknowledgement of Bail-in Powers.
    Notwithstanding and to the exclusion of any other term of this Indenture or any other agreements, arrangements, or understanding between the parties to this Indenture, each counterparty to a BRRD Party under this Indenture acknowledges and accepts that a BRRD Liability arising under this Indenture may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:
(a)the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:
(1)the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(2)the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);
(3)the cancellation of the BRRD Liability;
(4)the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and
(b)the variation of the terms of this Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.
The terms that follow, when used in this Section 12.20, shall have the meanings indicated:
“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.
“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
“BRRD Liability” means a liability in respect of which the relevant Write-Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.
“BRRD Party” means any Agent subject to Bail-in Powers.
“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person).
“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Party.
[Signatures on following pages]

UGI INTERNATIONAL, LLC

By
By:	/s/ Marie-Dominique Ortiz-Landazabal
Name: Marie-Dominique Ortiz-Landazabal
Title: Vice President – Finance and Chief Financial Officer

ANTARGAZ SAS
By
By:	/s/ Anne de Bagneux
Name: Anne de Bagneux
Title: President
By
AVANTI GAS LIMITED
By
By:	/s/ Marie-Dominique Ortiz-Landazabal
Name: Marie-Dominique Ortiz-Landazabal
Title: Director

FLAGA GMBH
By
By:	/s/ Marie-Dominique Ortiz-Landazabal
Name: Marie-Dominique Ortiz-Landazabal
Title: Managing Director

UGI FRANCE SAS

By
By:	/s/ Laurence Broseta
Name: Laurence Broseta
Title: President

By

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
By:	/s/ Stacy L. Mitchell
Name: Stacy L. Mitchell
Title: Vice Presient

ELAVON FINANCIAL SERVICES DAC, as Registrar and Transfer

By:	/s/ Michael Leong
Name: Michael Leong
Title: Authorized Signatory

By:	/s/ Chris Hobbs
Name: Chris Hobbs
Title: Authorized Signatory

ELAVON FINANCIAL SERVICES DAC, UK BRANCH, as Paying Agent

By:	/s/ Michael Leong
Name: Michael Leong
Title: Authorized Signatory

By:	/s/ Chris Hobbs
Name: Chris Hobbs
Title: Authorized Signatory

[Signature Page to Indenture]

APPENDIX A
PROVISIONS RELATING TO INITIAL NOTES AND
ADDITIONAL NOTES
Section 1.1     Definitions.
    (a)  Capitalized Terms.
Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:
        “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depository for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

        “Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.
        “Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.
        “Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.
    “IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.
    “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
    “Regulation S” means Regulation S promulgated under the Securities Act.
    “Rule 144” means Rule 144 promulgated under the Securities Act.
    “Rule 144A” means Rule 144A promulgated under the Securities Act.
    “Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.
    “U.S. person” means a “U.S. person” as defined in Regulation S.
    (b) Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Automatic Exchange”	2.2(i)
“Automatic Exchange Date”	2.2(i)
“Automatic Exchange Notice”	2.2(i)
“Automatic Exchange Notice Date”	2.2(i)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“OID Notes Legend”	2.2(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1    Form and Dating
(a)  The Initial Notes issued on the date hereof shall be (i) offered and sold by the Issuer to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.
(b)  Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. The Rule 144A Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A.
(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depository.
The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Issuer signed by one Officer of the Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (ii) shall be
    2

delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Custodian.
Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as Custodian or under such Global Note, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(d) Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.
Section 2.2    Transfer and Exchange.
        (a)  Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:
(i)  to register the transfer of such Definitive Notes; or
(ii)  to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:
(1)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing; and
(2)  in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.
(b)  Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:
(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and
(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depository account to be credited with such increase,
    3

the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.
(c)  Transfer and Exchange of Global Notes.
(i)  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.
(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
(iii)  Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
(d) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.
(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.
(ii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.
(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note
    4

upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.
(iv) Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.
(v) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Issuer shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.
(e)  Legends.
(i)  Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY REPRESENTS THAT IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; AND AGREES FOR THE BENEFIT OF THE ISSUER THAT PRIOR TO (X) THE DATE WHICH IS, IN THE CASE OF RULE 144A NOTES, ONE YEAR AND IN THE CASE OF REGULATION S NOTES, 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WERE THE OWNERS OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’), (A) IT MAY NOT RESELL, PLEDGE, OR OTHERWISE TRANSFER SUCH SECURITY EXCEPT (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER OR THE TRUSTEE SO
    5

REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.
Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Each Global Note shall bear the following additional legend (“Global Notes Legend”):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK SA/NV (“EUROCLEAR”) OR CLEARSTREAM BANKING, S.A. (“CLEARSTREAM”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY, TO NOMINEES OF THE DEPOSITORY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
Each Note shall bear the following additional legend (“ERISA Legend”):
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF (OR ANY INTEREST THEREIN) WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST THEREIN) CONSTITUTES THE ASSETS OF (A) ANY EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN CLAUSE (A) OR (B) (EACH OF (A), (B) AND (C), A “PLAN”) OR (II) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY (OR ANY INTEREST
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THEREIN) WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
Any Note issued with original issue discount will also bear the following additional legend (“OID Notes Legend”):
THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE TREASURER OF THE ISSUER AT 460 NORTH GULPH ROAD KING OF PRUSSIA, PENNSYLVANIA 19406.
(ii)  Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.
(iii)  Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.
(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note or redeemed, repurchased or canceled, such Global Note shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note or redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.
(g)  Obligations with Respect to Transfers and Exchanges of Notes.
(i)  To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.
(ii) No service charge shall be imposed in connection with any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Section 2.10, Section 3.06, Section 3.09, Section 4.10, Section 4.14 and Section 9.04 of this Indenture).
(iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
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(iv)  All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
(v)  In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the Beneficial Holder thereof, shall be required to be delivered to the Registrar and the Trustee.
(h) No Obligation of the Trustee.
(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
(ii)  The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than, in the case of the Trustee, to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(i)    Automatic Exchange of Beneficial Interests in a Global Note that is a Transfer Restricted Note for Beneficial Interests in an Unrestricted Global Note. Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note that is a Transfer Restricted Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (i) with respect to any Note issued on the Issue Date, the later of (A) the Issue Date and (B) the last date on which the Issuer or any Affiliate of the Issuer were the owner of such Note (or of any other Global Note with the same ISIN or Common Code numbers) or (ii) with respect to any Additional Note, if any, the later of (A) the issue date of such Additional Note and (B) the last date on which the Issuer or any Affiliate of the Issuer were the owner of such Note (or of any other Global Note with the same ISIN or Common Code numbers), or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuer shall (I) provide written notice to the Trustee at least seven calendar days prior to the Automatic Exchange, instructing the Trustee to direct the Depository to exchange all of the outstanding beneficial interests in a particular Global Note that is a Transfer Restricted Note to the Unrestricted Global Note, which the Issuer shall have previously otherwise made eligible for exchange with Euroclear or Clearstream, (II) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the Note Register at least seven calendar days prior to the Automatic Exchange (the “Automatic Exchange Notice Date”), which notice must include (1) the Automatic Exchange Date, (2) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (3) the ISIN or Common Code numbers of the Global Note that is a Transfer Restricted Note from which such Holder’s beneficial interests will be transferred and (4) the ISIN or Common Code numbers of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred,
    8

and (III) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuer, in an aggregate principal amount equal to the aggregate principal amount of Global Notes that are Transfer Restricted Notes to be exchanged. At the Issuer’s request on no less than five calendar days’ notice, the Trustee shall deliver, in the Issuer’s name and at its expense, the Automatic Exchange Notice (which shall be prepared by the Issuer) to each Holder at such Holder’s address appearing in the Note Register. Notwithstanding anything to the contrary in this Section 2.2(i), during the period between the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.2(i) shall be permitted without the prior written consent of the Issuer. As a condition to any Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to rely upon, an Officer’s Certificate and/or Opinion of Counsel in form reasonably acceptable to the Trustee to the effect that no registration under the Securities Act is required in respect of the Automatic Exchange or re-sales of beneficial interests in such Unrestricted Global Note that are beneficially owned by a holder of beneficial interests therein upon the Automatic Exchange. The Issuer may request from Holders such information as it reasonably determines is required in order to be able to deliver such Officer’s Certificate. Upon such exchange of beneficial interests pursuant to this Section 2.2(i), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Global Note that is a Transfer Restricted Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.
Section 2.3    Definitive Notes.
(a)  A Global Note deposited with the Depository or with the Trustee as Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as a Depository for such Global Note or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository or (iii) the Issuer, in its sole discretion and subject to the procedures of the Depository, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture. In addition, any Affiliate of the Issuer or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Issuer and the Trustee and such opinions of counsel, certificates or other information as may be required by this Indenture or the Issuer or Trustee.
(b)  Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of €100,000 and integral multiples of €1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.
(c)  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(d)  In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.
    9

EXHIBIT A
[FORM OF FACE OF NOTE]
[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]
[Insert the OID Notes Legend, if applicable, pursuant to the provisions of the Indenture.]

[Rule 144A Global Note Common Code: 241483649; ISIN: XS2414836499]
[Regulation S Global Note Common Code: 241483592; ISIN: XS2414835921]

[RULE 144A][REGULATION S][GLOBAL] NOTE
2.50% Senior Notes due 2029

No. [RA-__][RS-__]    [Up to] [€______________]

UGI INTERNATIONAL, LLC

promises to pay to [_________] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of €_______ (_______ Euros)] on December 1, 2029.
Interest Payment Dates: June 1 and December 1
Record Dates: May 15 and November 15

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
Dated:

UGI INTERNATIONAL, LLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[Reverse Side of Note]

2.50% Senior Notes due 2029
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.INTEREST. UGI International, LLC, a Pennsylvania limited liability company (the “Issuer”), promises to pay interest on the principal amount of this Note at 2.50% per annum to, but excluding, maturity. The Issuer shall pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [December 7, 2021]1; provided that the first Interest Payment Date shall be [June 1, 2022]2. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in Euros.
3.PAYING AGENT, REGISTRAR AND TRANSFER AGENT. Initially, Elavon Financial Services DAC, UK Branch shall act as Paying Agent for the Notes, and Elavon Financial Services DAC shall act as Registrar and Transfer Agent. The Issuer may change any Paying Agent, Registrar or Transfer Agent for the Notes without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.
4.INDENTURE. The Issuer issued the Notes under an Indenture, dated as of December 7, 2021 (as amended or supplemented from time to time, the “Indenture”), among the Issuer, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 2.50% Senior Notes due 2029. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture and, if then applicable, Section 4.09 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
1 NTD: Use different applicable date in the case of Additional Notes.
2 NTD: Use different applicable date in the case of Additional Notes.

6.DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer or Asset Sale Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.
7.PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
8.AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
9.DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.
10.AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
11.GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
12.COMMON CODE AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused Common Code and ISIN numbers to be printed on the Notes, and the Trustee may use Common Code and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address (or such other address as may be provided for under the Indenture):
c/o UGI International, LLC
460 North Gulph Road
King of Prussia, Pennsylvania 19406
Fax No.: (610) 992-3258
Attention: Treasurer and General Counsel

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: __________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES
This certificate relates to €_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.
The undersigned (check one box below):
☐    has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or
☐    has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
(1)    ☐    to the Issuer or subsidiary thereof; or
(2)    ☐    to the Registrar for registration in the name of the Holder, without transfer; or
(3)    ☐    pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or
(4)    ☐    to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or
(5)    ☐    pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or
(6)    ☐    pursuant to Rule 144 under the Securities Act; or
(7)    ☐    pursuant to another available exemption from registration under the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer Name: Title:

Signature Guarantee*: __________________________________

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE3
The undersigned represents and warrants that either:
☐    the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or
☐    the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or
☐    the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

3     Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box below:
[   ] Section 4.16    [   ] Section 4.17
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount you elect to have purchased:
€_______________    (integral multiples of €1,000,
provided that the unpurchased
portion must be in a minimum
principal amount of €100,000)
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*: __________________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is €__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depository or Custodian

____________
*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [__], 202[_], between __________________ (the “Guaranteeing Subsidiary”), [a subsidiary of UGI International, LLC, a Pennsylvania limited liability company (the “Issuer”) and U.S. Bank National Association, as Trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Issuer and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 7, 2021, providing for the issuance of an unlimited aggregate principal amount of 2.50% Senior Notes due 2029 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee are authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.
3.    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
4.    Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
5.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
B-1

6.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

B-2